EXHIBIT 10.1
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture (this “Supplemental Indenture”), dated as of May 17, 2023, among NantHealth, Inc., a Delaware corporation (the “Company”), NaviNet, Inc., a Delaware corporation (the “Original Subsidiary Guarantor”), OpenNMS Group, Inc., a North Carolina corporation (the “Additional Subsidiary Guarantor”, and, together with the Original Subsidiary Guarantor, the “Subsidiary Guarantors”), U.S. Bank Trust Company, National Association, a national banking association, as successor in interest to U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and U.S. Bank Trust Company, National Association, a national banking association, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).
W I T N E S S E T H
WHEREAS, the Company, the Original Subsidiary Guarantor and the Trustee have executed an indenture (the “Original Indenture”), dated as of April 27, 2021, providing for the issuance of Company’s 4.50% Convertible Senior Notes due 2026 (the “Notes”), initially in the aggregate principal amount of $137,500,000, and the guarantee of the Company’s Obligations under the Notes by the Original Subsidiary Guarantor;
WHEREAS, Section 10.01 of the Original Indenture authorizes the entry into one or more supplemental indentures without the consent of the Holders to, among other things, (i) add guarantees with respect to the Notes, (ii) secure the Notes and (iii) add to the covenants or Events of Default of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company or the Subsidiary Guarantors;
WHEREAS, Section 10.02 of the Original Indenture authorizes the entry into one or more supplemental indentures with the consent of each Holder of the Notes affected (the “Requisite Consent”) to, among other things, (i) make any change that adversely affects the conversion rights of any Notes and (ii) reduce the Redemption Price or the Repurchase Event Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
WHEREAS, with respect to matters for which the consent of the Holders is not required under Section 10.01 of the Original Indenture, the conditions set forth in the Original Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and WHEREAS, with respect to matters for which Requisite Consent is required under Section 10.02 of the Original Indenture, the conditions set forth in the Original Indenture for the execution and delivery of this Supplemental Indenture have been complied with and the Company has received and caused to be delivered to the Trustee evidence of receipt of the Requisite Consent.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
That in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.
2.    Amended and Restated Indenture. The Original Indenture is hereby amended and restated in its entirety as set forth in Exhibit A hereto (as so amended and restated, the “Indenture”).
3.    Additional Subsidiary Guarantor. The Additional Subsidiary Guarantor hereby agrees, jointly and severally with the Original Subsidiary Guarantor, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
4.    Effectiveness. The Indenture will become effective immediately upon the execution and delivery of this Supplemental Indenture by the parties hereto.

5.    Reference to and Effect on the Indenture. On and after the effective date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and restated by this Supplemental Indenture unless the context otherwise requires, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    Governing Law. This Supplemental Indenture, and any claim, controversy or dispute arising under or related to this Supplemental Indenture, will be governed by, and construed in accordance with, the laws of the State of New York.
7.    Counterparts. This Supplemental Indenture may be executed by electronic signature and in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee and Notes Collateral Agent. The recitals herein contained are made by the Company and not by the Trustee or Notes Collateral Agent, and the Trustee and the Notes Collateral Agent assume no responsibility for the correctness thereof. The Trustee and the Notes Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee and the Notes Collateral Agent shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
10.    Benefits Acknowledged. Each of the Company, the Original Subsidiary Guarantor and the Additional Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the transactions contemplated by the Indenture and this Supplemental Indenture and that the agreements made by it pursuant to the Indenture and this Supplemental Indenture are knowingly made in contemplation of such benefits.
11.    Successors. All agreements of each of the Company, the Guarantors, the Trustee and the Notes Collateral Agent in the Indenture and this Supplemental Indenture shall bind its successors, except as otherwise provided therein and herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.
NANTHEALTH, INC.
By    /s/ Bob Petrou
Name:    Bob Petrou
Title:    General Counsel, Chief Financial Officer, Treasurer and Secretary
NAVINET, INC.
as Original Subsidiary Guarantor
By    /s/ Bob Petrou
Name:    Bob Petrou
Title:    Chief Financial Officer, Treasurer and Secretary
OPENNMS GROUP, INC.
as Additional Subsidiary Guarantor
By    /s/ Bob Petrou
Name:    Bob Petrou
Title:    Chief Financial Officer, Treasurer and Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
By:    /s/ Lauren Costales
Name: Lauren Costales
Title: Vice President
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Notes Collateral Agent
By:    /s/ Lauren Costales
Name: Lauren Costales
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A
Amended and Restated Indenture

NANTHEALTH, INC.
as Issuer
AND
THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TO TIME
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(as successor in interest to U.S. Bank National Association)
as Trustee
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Notes Collateral Agent
INDENTURE
Dated as of April 27, 2021
Amended and Restated as of May 17, 2023
4.50% Convertible Senior Secured Notes due 2026

TABLE OF CONTENTS
i

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or During a Redemption Period	74
Section 14.04. Adjustment of Conversion Rate	76
Section 14.05. Adjustments of Prices	83
Section 14.06. Shares to Be Fully Paid	83
Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.	84
Section 14.08. Certain Covenants	85
Section 14.09. Responsibility of Trustee	85
Section 14.10. Notice to Holders Prior to Certain Actions	86
Section 14.11. Stockholder Rights Plans	86
Section 14.12. Exchange in Lieu of Conversion	87
Section 14.13. Beneficial Ownership Limitations	87
ARTICLE 15 Repurchase of Notes at Option of Holders
Section 15.01. [Intentionally Omitted]	89
Section 15.02. Repurchase at Option of Holders Upon a Repurchase Event	89
Section 15.03. Withdrawal of Repurchase Event Repurchase Notice	91
Section 15.04. Deposit of Repurchase Event Repurchase Price	91
Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes	92
ARTICLE 16 Optional Redemption
Section 16.01. Optional Redemption	92
Section 16.02. Notice of Optional Redemption; Selection of Notes	92
Section 16.03. Payment of Notes Called for Redemption.	94
Section 16.04. Restrictions on Redemption	94
ARTICLE 17 Collateral
Section 17.01. Security Documents	94
Section 17.02. Release of Collateral	95
Section 17.03. Suits to Protect Collateral	95
Section 17.04. Authorization of Receipt of Funds by the Trustee	95
Section 17.05. Purchaser Protected	95
Section 17.06. Powers Exercisable by the Receiver or Trustee	96
Section 17.07. Matters Relating to the Notes Collateral Agent	96
ARTICLE 18 Miscellaneous Provisions
Section 18.01. Provisions Binding on Successors	102
Section 18.02. Official Acts by Successor Corporation	102
Section 18.03. Addresses for Notices, Etc.	102
Section 18.04. Governing Law; Jurisdiction	103

EXHIBIT

AMENDED AND RESTATED INDENTURE, dated as of May 17, 2023 (as amended and restated, this “Indenture”), among NantHealth, Inc., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Subsidiary Guarantors (as defined below) party hereto from time to time, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association organized under the laws of the United States of America, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as collateral agent (the “Notes Collateral Agent,” as more fully set forth in Section 1.01).
Each party agrees as follows for the benefit of the other parties and for the equal and proportionate benefit of the Holders (as defined below) from time to time of the Company’s 4.50% Convertible Senior Secured Notes due 2026 (the “Notes”) originally issued on April 27, 2021 in an aggregate principal amount not to exceed $137,500,000, as follows:
ARTICLE 1
Definitions
Section 1.01.    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Acceptable Subordination Terms” means, with respect to any Indebtedness, terms of subordination that provide:
(a)    upon a liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in connection with an assignment for the benefit of creditors or in any marshalling of the Company’s assets and liabilities, all obligations (including interest after the commencement of any bankruptcy proceeding) in respect of the Notes and this Indenture shall be paid in full in cash or other payment satisfactory to the Holders before the holders of such Indebtedness are entitled to receive any payment or other distribution with respect to such Indebtedness;
(b)    no payment in respect of such Indebtedness may be made if (i) an Event of Default described in any of Sections 6.01(a), (b) or (c) has occurred and is continuing, by acceleration or otherwise, until such Event of Default is cured or waived or the obligations in respect of the Notes are paid in full in cash or other payment satisfactory to the Holders, or (ii) any other Event of Default has occurred and is continuing and the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding has sent to the Company a notice of default (a “Payment Blockage Notice”); provided that no more than one Payment Blockage Notice may be sent during any 360-day period and payments in respect of such Indebtedness may resume upon the earliest to occur of (A) the date on which such Event of Default is cured or waived, (B) the obligations under the Notes and this Indenture are paid in full in cash or other payment satisfactory to the Holders, (C) the date that is 179 days after the date on which the Payment Blockage Notice is received, and (D) the date the Payment Blockage Notice is rescinded; and
(c)    if any holder of such Indebtedness (or any agent, trustee or other representative thereof) receives payment that is prohibited by the subordination provisions, such holder (or agent, trustee or other representative) will hold the payment in trust for the benefit of the Holders and upon written request of the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding will deliver the amounts in trust to the Trustee for application to the obligations under the Notes and this Indenture.
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute
1

all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Action” shall have the meaning specified in Section 17.07(u).
“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
“Additional Shares” shall have the meaning specified in Section 14.03(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliate Debt” means any Indebtedness incurred by the Company or its Subsidiaries in favor of any Affiliate of the Company or its Subsidiaries (other than the Credit Agreement, intercompany Indebtedness between the Company and its Subsidiaries and any Notes held by Affiliates of the Company), including Indebtedness incurred under (a) that certain Amended and Restated Promissory Note dated May 9, 2016 by the Company in favor of Nant Capital, LLC (as amended, restated or otherwise modified from time to time) and (b) that certain Amended and Restated Promissory Note dated June 1, 2016 by the Company in favor of NantOmics, LLC (as amended, restated or otherwise modified from time to time).
“Affiliated Entity” means any of (a) Dr. Patrick Soon-Shiong or his estate, heirs and lineal descendants, (b) any trust, individual retirement account, or business entity (including any corporation, limited liability company, partnership, foundation or similar entity) for which Dr. Patrick Soon-Shiong retains direct or indirect control with respect to the Common Stock held by such trust, individual retirement account, or business entity and the trustees, legal representatives, beneficiaries and/or beneficial owners of such trust, individual retirement account or business entity, (c) any not-for-profit-entity where the acquisition of the Company’s Common Equity is directed by Dr. Patrick Soon-Shiong and (d) any entity directly or indirectly controlled by Dr. Patrick Soon-Shiong or his estate. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliate Note” means any Note initially issued by the Company to any Holder that, at the time of the acquisition by such Holder of such Note, is an Affiliate of the Company.
“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 USC §§ 101 et seq., as amended, or any similar federal or state law for the relief of debtors.
“Beneficial Ownership Limitation” shall have the meaning specified in Section 14.13(d).
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b)    marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P or Moody’s;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(d)    commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and
(e)    Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.
“Cash Settlement” shall have the meaning specified in Section 14.02(a).
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution” shall have the meaning specified in Section 14.04(c).
“close of business” means 5:00 p.m. (New York City time).
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Notes Security Documents and all of the other property that is or is intended under the terms of the Notes Security Documents to be subject to Liens in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties; provided, that Collateral shall exclude all Excluded Property “Collateral Requirement” means, subject to the Intercreditor Agreement and except with respect to Excluded Property, the requirement that:
(a)    the Notes Collateral Agent shall have received from each Grantor a counterpart of the Notes Security Agreement duly executed and delivered on behalf of such Grantor;

(b)    each Grantor shall have caused the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a second priority, perfected Lien (subject to Permitted Liens, the Notes Security Documents and the Intercreditor Agreement) in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties to secure the Notes Obligations pursuant to the terms and conditions of the Notes Security Documents. The Grantors shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all substantially similar to the comparable documents delivered under the Credit Agreement;
(c)    if any Grantor acquires any Real Estate after the date hereof constituting Material Real Estate, it shall promptly provide to the Trustee and the Notes Collateral Agent notice of such acquisition with details as to such Material Real Estate and within thirty (30) days thereafter, shall execute and deliver to the Notes Collateral Agent a Mortgage and such other documentation as necessary or that the Notes Collateral Agent may request to cause such Material Real Estate to be subject at all times to a second priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties to secure the Notes Obligations pursuant to the terms and conditions of the Notes Security Documents together with (i) a policy of title insurance insuring the Lien of such Mortgage in an amount equal to 110% of the Fair Market Value as reasonably estimated by the Company and substantially similar to what is delivered under the Credit Agreement and (ii) a legal opinion relating to such Mortgage, which opinion shall be substantially similar to the opinion delivered under the Credit Agreement. In connection with the foregoing, no later than twenty (20) Business Days prior to the date on which a Mortgage is executed and delivered pursuant to the requirements described in this definition, the applicable Grantor, shall deliver to the Notes Collateral Agent the flood insurance policy, such Grantor’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance that complies with the Flood Laws;
(d)    the Grantors shall use commercially reasonable efforts to secure a landlord waiver with respect to the facility located on Nancy Ridge in San Diego, California in form and substance substantially similar to what is delivered under the Credit Agreement and satisfactory in form to the Notes Collateral Agent (it being agreed that no such agreement shall require the Notes Collateral Agent to indemnify or reimburse any landlord) within one hundred eighty (180) days of the date hereof;
(e)    each Grantor shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) deposit accounts that are maintained at all times with depositary institutions as to which the collateral agent under the Credit Agreement shall have received a Qualifying Control Agreement in accordance with the terms of the Credit Agreement Documents, (ii) securities accounts that are maintained at all times with financial institutions as to which the collateral agent under the Credit Agreement shall have received a Qualifying Control Agreement in accordance with the terms of the Credit Agreement Documents, (iii) deposit accounts established solely as payroll and other zero balance accounts and (iv) other deposit accounts, so long as at any time the aggregate balance in all such accounts does not exceed $1,000,000;
(f)    concurrently with the delivery of any Collateral pursuant to the terms described in this definition, the Company shall provide the Notes Collateral Agent and the Trustee with the applicable updated schedules to the Perfection Certificate; and
(g)    promptly execute and deliver any and all further instruments and documents and take all such other action necessary or reasonably advisable to maintain in favor of the Notes Collateral Agent, for the benefit of the Notes Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Grantors under, this Indenture, the Notes Security Documents and all applicable Laws.
“Combination Settlement” shall have the meaning specified in Section 14.02(a).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the common stock of the Company, par value $0.0001 per share, at April 27, 2021, subject to Section 14.07 and any adjustments thereunder after such date.
“Common Stock Change Event” shall have the meaning specified in Section 14.07(a).
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of ARTICLE 11, shall include its successors and assigns.
“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
“Consolidated Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries without giving effect to any impairment or amortization of the amount of intangible assets since the date of this Indenture, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 4.06, calculated on a Pro Forma Basis after giving effect to any acquisition, Disposition or other pro forma event that may have occurred on or after the last day of such fiscal quarter.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, contract, indenture, mortgage, deed of trust, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Consideration” shall have the meaning specified in Section 14.12.
“Conversion Date” shall have the meaning specified in Section 14.02(c).
“Conversion Obligation” shall have the meaning specified in Section 14.01.
“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.
“Conversion Rate” shall have the meaning specified in Section 14.01.
“Corporate Trust Office” means the designated office of the Trustee or the Notes Collateral Agent at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 633 West 5th Street, 24th Floor Los Angeles, CA 90071, Attention: L. Costales (NantHealth, Inc. 4.50% Convertible Senior Secured Notes due 2026), or such other address as the Trustee or the Notes Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee or successor notes collateral agent (or such other address as such successor trustee or successor notes collateral agent, as applicable, may designate from time to time by notice to the Holders and the Company).
“Credit Agreement” means the Credit Agreement, dated as of March 2, 2023, among the Company, the guarantors party thereto from time to time, each of the lenders from time to time party thereto, GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent, as such agreement may be amended or supplemented from time to time.
“Credit Agreement Documents” means the “Loan Documents” as defined in the Credit Agreement.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily Conversion Value” means, for each of the 10 consecutive Trading Days during the Observation Period, 10% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 10.
“Daily Settlement Amount,” for each of the 10 consecutive Trading Days during the Observation Period, shall consist of:
(a)    cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and
(b)    if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 10 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, Repurchase Event Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Delisting Event” shall have the meaning specified in the definition of “Fundamental Change”.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Disposition” or “Dispose” means the sale, conveyance, assignment, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by the Company or any of its Subsidiaries (or the granting of any option or other right to do any of the foregoing), including any sale, conveyance, assignment, transfer, license, lease or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, or the sale or issuance of Capital Stock in the Company or any of its Subsidiaries, but excluding any (a) Involuntary Disposition, (b) the disposition of cash and Cash Equivalents in the ordinary course of business and (c) payment or delivery of cash, shares of Common Stock or any combination thereof by the Company in performing its obligations under this Indenture and the Notes.
“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States or any political subdivision thereof.
“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Election” shall have the meaning specified in Section 14.12.
“Excluded Capital Stock” means, collectively (a) any Voting Stock of any CFC, solely to the extent that such Voting Stock represents more than 65% of the outstanding Voting Stock of such CFC and (b) any Capital Stock of any Subsidiary of a CFC.
“Excluded Property” means, with respect to the Company or any Subsidiary Guarantor, (a) any Real Estate other than Material Real Estate, (b) any Excluded Capital Stock, (c) any United States intent-to-use trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral and (d) any rights or interest in any general intangible, instrument, contract, lease, permit, license, or license agreement covering real or personal property of the Company or any Subsidiary Guarantor if under the terms of such general intangible, instrument, contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such general intangible, instrument, contract, lease, permit, license, or license agreement, and the Equipment and Goods, if any, which are the subject thereof, and such prohibition or restriction has not been waived or the consent of the other party to such general intangible, instrument, contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (d) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under the UCC or other applicable Law (including Debtor Relief Laws) or principles of equity, (2) to apply to the extent that any consent or waiver has been obtained that would permit the Notes Collateral Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such general intangible, instrument, contract, lease, permit, license, or license agreement or to the extent the Person in whose favor the applicable contractual restriction runs is to the Company or any Subsidiary or (3) to limit, impair, or otherwise affect any of the Notes Collateral Agent’s continuing security interests in and liens upon any rights or interests of the Company in or to (x) monies due or to become due under or in connection with any described general intangible, instrument, contract, lease, permit, license, license agreement, or stock (including any accounts or stock), or (y) any proceeds from the sale, license, lease, or other dispositions of any such general intangible, instrument, contract, lease, permit, license, license agreement, or stock).
“Fair Market Value” means, with respect to any asset on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Company in good faith.

“Flood Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto (the “Flood Disaster Protection Act”), (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder, as now or hereafter in effect or any successor statute or regulations thereto.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Form of Repurchase Event Repurchase Notice” means the “Form of Repurchase Event Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than (i) any Affiliated Entity or (ii) the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;
(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(d)    the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or the NASDAQ Capital Market (or any of their respective successors) (such event described herein this clause (d), a “Delisting Event”);
provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or the NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Stock is replaced by securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.
For purposes of this definition of “Fundamental Change” above, any transaction or series of transactions that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition (without giving effect to the proviso in clause (b) thereof) shall be deemed a Fundamental Change solely under clause (b) of such definition (subject to the proviso in clause (b) thereof).
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification.
“General Beneficial Ownership Limitation” shall have the meaning specified in Section 14.13(d).
“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 18.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.
“Global Note” shall have the meaning specified in Section 2.05(b).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” means the Company or any Subsidiary Guarantor.
“Guaranteed Obligations” has the meaning set forth in Section 13.01(b).
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
“Holder Beneficial Ownership Limitation” shall have the meaning specified in Section 14.13(d).
“Immaterial Subsidiary” means any Foreign Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements have been delivered pursuant to Section 4.06, have assets with a value in excess of 5.0% of the Consolidated Total Assets as of such date or revenues representing in excess of 5.0% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of Consolidated Total Assets as of such date or revenues representing in excess of 10% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date; provided that the Company may elect in its sole discretion to exclude as an Immaterial Subsidiary any Foreign Subsidiary that would otherwise meet the definition thereof; provided further that, notwithstanding anything to the contrary herein, no Foreign Subsidiary will be an Immaterial Subsidiary if it at any time owns any of the Specified Assets.
“Indebtedness” of any specified person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or any guarantee by the specified person thereof.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Intercreditor Agreement” means the Intercreditor Agreement attached as Exhibit C to this Indenture, governing the priority of the Collateral between the Notes Collateral Agent and the collateral agent under the Credit Agreement.
“Interest Payment Date” means each April 15 and October 15 of each year, beginning on October 15, 2021.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but decreased to the extent of any dividends received in relation to, or repayments of, such Investments.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Company or any of its Subsidiaries.
“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and last ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or

(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Material Real Estate” means any Real Estate that has a Fair Market Value in excess of $500,000, as reasonably determined by the Company based on available information including book value, assessed value, existing title policy amounts and existing appraisals.
“Maturity Date” means April 15, 2026.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust or similar instruments executed by a Grantor that purports to grant a Lien to the Notes Collateral Agent for the benefit of the Notes Secured Parties in any Mortgaged Properties, in form and substance substantially similar to the corresponding Credit Agreement Documents and otherwise in form satisfactory to the Notes Collateral Agent.
“Mortgaged Property” means any owned real property of a Grantor that is or will become encumbered by a Mortgage in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties in accordance with the terms of this Indenture.
“NaviNet” means NaviNet, Inc., a Delaware corporation.
“NaviNet Business” refers to the Company’s SaaS-based business, which includes a collaboration platform, consisting of clinical and administrative workflow, eligibility and benefits, claims, and referral management software products and services for payers and providers.
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Notes Collateral Agent” means the Person named as the “Notes Collateral Agent” in the first paragraph of this Indenture until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Notes Collateral Agent” shall mean or include each Person who is then a Notes Collateral Agent hereunder.
“Notes Documents” means the Indenture, the Notes, the Subsidiary Guarantees, the Notes Security Documents and the Intercreditor Agreement.
“Notes Obligations” means obligations in respect of the Notes, the Subsidiary Guarantees, this Indenture and the Notes Security Documents.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders.
“Notes Security Agreement” means the security and pledge agreement, dated as of May 17, 2023, executed in favor of the Notes Collateral Agent by each Grantor party thereto.
“Notes Security Documents” means, collectively, the Notes Security Agreement, the Mortgages, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Notes Collateral Agent pursuant to the Collateral Requirement, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).
“Observation Period” with respect to any Note surrendered for conversion means: (a) subject to clause (b) below, if the relevant Conversion Date occurs prior to January 15, 2026, the 10 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (b) if the relevant Conversion Date occurs during a Redemption Period, the 10 consecutive Trading Days beginning on, and including, the 11th Scheduled Trading Day immediately preceding the date that is specified as the Redemption Date in the related Redemption Notice; and (c) if the relevant Conversion Date occurs on or after January 15, 2026, the 10 consecutive Trading Days beginning on, and including, the 11th Scheduled Trading Day immediately preceding the Maturity Date.
“Officer” means, with respect to the Company, the President, the Chief Executive Officer, Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
“Officer’s Certificate,” when used with respect to the Company or a Subsidiary Guarantor, means a certificate that is delivered to the Trustee or the Notes Collateral Agent, as applicable, and that is signed by any Officer of the Company or such Subsidiary Guarantor, as applicable. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company or such Subsidiary Guarantor, as applicable.
“Open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or a Subsidiary Guarantor or other counsel reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable, that is delivered to the Trustee or the Notes Collateral Agent, as applicable. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05 and such opinion may contain customary qualifications and assumptions.
“Optional Redemption” shall have the meaning specified in Section 16.01.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course (in which case such other Notes shall not be deemed to be outstanding);
(d)    Notes converted pursuant to ARTICLE 14 and required to be cancelled pursuant to Section 2.08;
(e)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10; and
(f)    Notes redeemed pursuant to ARTICLE 16.
“Past Due Accounts Payable” means accounts payable owed by the Company or any of its Subsidiaries to any non-Affiliate, in each case, with respect to invoices received on or after the date of this Indenture regarding accounts payable that are more than 30 days overdue.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Perfection Certificate” means the information certificate of the Company and the Subsidiary Guarantors dated as of the date hereof.
“Permitted Acquisition” means an Acquisition by the Company or a Subsidiary Guarantor (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Company and its Subsidiaries pursuant to this Indenture, in each case so long as:
(a)    no Default or Event of Default shall then exist or would exist after giving effect thereto;
(b)    the Notes Collateral Agent shall have received (or shall receive in connection with the closing of such Acquisition) a perfected security interest in all property (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with ARTICLE 17 of this Indenture and the Target, if a Person, shall have executed a supplemental indenture to become a Subsidiary Guarantor under this Indenture;
(c)    the Target shall have positive operating cash flow less capital expenditures as determined in accordance with GAAP for the four fiscal quarter period prior to the acquisition date;
(d)    such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the acquiring Person and the Target;
(e)    the purchase consideration payable in respect of all Permitted Acquisitions shall not exceed $5,000,000 in the aggregate in any fiscal year;
(f)    no Indebtedness will be incurred, assumed, or would exist with respect to the Company or its Subsidiaries as a result of such Acquisition, other than indebtedness permitted under Section 4.12(c), Section 4.12(f) and Section 4.12(k) and no Liens will be incurred, assumed or would exist with respect to the assets of the Company or its Subsidiaries as a result of such Acquisition other than Permitted Liens; and
(g)    (x) the assets or Capital Stock acquired are located in the United States and shall be owned by the Company or a Subsidiary Guarantor or (y) the Person whose Capital Stock is being acquired is organized in a jurisdiction located within the United States and shall become a Subsidiary Guarantor.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 4.12(c), the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) the Weighted Average Life to Maturity of the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be no shorter than the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) immediately after giving effect thereto, no Default shall have occurred and be continuing, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Notes Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Notes Obligations on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be unsecured. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 4.12.
“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Company or any of its Subsidiaries; provided that if the transferor of such property is the Company or a Subsidiary Guarantor then the transferee thereof must be the Company or a Subsidiary Guarantor; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof, (d) the sale or disposition of Cash Equivalents, and (e) lease, sublease, non-exclusive license and non-exclusive sublicenses of property of the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
“Physical Settlement” shall have the meaning specified in Section 14.02(a).
“Pledged Equity” shall have the meaning specified in the Notes Security Agreement.
“Pro Forma Basis” means, for any Disposition of all or substantially all of a division or a line of business or for any Acquisition, whether actual or proposed, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:
(a)    in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Company and its Subsidiaries for such Measurement Period;
(b)    in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Company and its Subsidiaries for such Measurement Period;
(c)    interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Company and its Subsidiaries for such Measurement Period; and
(d)    any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Company and its Subsidiaries for such Measurement Period.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Qualifying Control Agreement” shall have the meaning specified in the Credit Agreement.
“Real Estate” means all real property at any time owned by the Company or any Subsidiary in the United States.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Redemption Date” shall have the meaning specified in Section 16.02(a).
“Redemption Notice” shall have the meaning specified in Section 16.02(a).
“Redemption Notice Date” means the date on which a Redemption Notice is delivered pursuant to Section 16.02.
“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the close of business on the Scheduled Trading Day immediately preceding the related Redemption Date or, if the Company defaults in the payment of the Redemption Price, until the Redemption Price has been paid or duly provided for.
“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date, in which case interest accrued, if any, to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.
“Related Person” shall have the meaning specified in Section 17.07(b).
“Repurchase Amount” shall have the meaning specified in Section 15.02(a).
“Repurchase Event” shall mean the occurrence of a Fundamental Change or a Software Disposition Event.
“Repurchase Event Company Notice” shall have the meaning specified in Section 15.02(a).
“Repurchase Event Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Repurchase Event Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Repurchase Event Repurchase Price” shall have the meaning specified in Section 15.02(a).
“Required Holders” means, at any time, Holders having or holding more than 66 2/3% of the aggregate principal amount of the Notes then outstanding.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
“Responsible Officer” means, when used with respect to the Trustee or the Notes Collateral Agent, any officer within the corporate trust department of the Trustee or the Notes Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Notes Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture and the Notes Security Documents, as applicable.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, but excluding any dividend, redemption, payment or other distribution of cash, shares of Common Stock or any combination thereof by the Company in performing its obligations under this Indenture and the Notes.
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to the Company or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).
“Shared Services Agreements” means (a) the Shared Services Agreement dated February 10, 2023, by and between the Company and Airstrip Technologies, Inc., a Delaware corporation and (b) the

Shared Services Agreement dated November 19, 2012, by and between the Company and NantWorks, LLC, a Delaware limited liability company, in each case, as amended, restated or otherwise modified from time to time.
“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or clause (1)(ii) of the definition thereof, in each case as the rule is in effect on the date hereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $5,000,000 (with such amounts calculated pursuant to Rule 1-02(w) as in effect on the date hereof). Notwithstanding the foregoing, for purposes of this definition, to the extent any such subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such Subsidiary shall not be deemed to be a “Significant Subsidiary” irrespective of whether such Subsidiary would otherwise be deemed to be a “Significant Subsidiary” after giving effect to the proviso in the immediately preceding sentence.
“Software Disposition Event” means (a) any sale, disposition or transfer of the Company’s payer and provider software products Eviti Connect, Eviti Advisor, NaviNet Open and AllPayer Access or (b) the exclusive license (or equivalent) of any of the Company’s payer and provider software products Eviti Connect, Eviti Advisor, NaviNet Open and AllPayer Access where the practical or actual effect of such license (or equivalent) is to transfer, convey or otherwise provide any one or more Persons (other than the Company or a Subsidiary Guarantor) collectively with the right to all or substantially all of the economic interests in such provider software products.
“Specified Assets” means any assets of the Company or its Subsidiaries that are at any time used to operate, manufacture, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), involved in any of the following businesses or business or product lines (and including the Capital Stock of any Subsidiary that operates any of such businesses or business or product lines): (a) payer and provider software products (Eviti and the NaviNet Business), (b) data analysis, reporting and professional services offering (Quadris) and (c) OpenNMS Group, Inc.
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or otherwise deemed specified pursuant to Section 14.02(a)(iii)).
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Stock Price” shall have the meaning specified in Section 14.03(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.
“Subsidiary Guarantee” means any guarantee by any Subsidiary Guarantor, or any successor obligor under the Subsidiary Guarantee, of the Company’s obligations with respect to the Notes.
“Subsidiary Guarantor” means any Subsidiary that incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.
“Successor Person” shall have the meaning specified in Section 11.01(a).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Trading Day” means a day on which (a) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (b) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“transfer” shall have the meaning specified in Section 2.05(c).
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“unit of Reference Property” shall have the meaning specified in Section 14.07(a).
“Valuation Period” shall have the meaning specified in Section 14.04(c).
“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02.    References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e), and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01.    Designation and Amount. The Notes shall be designated as the “4.50% Convertible Senior Secured Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $137,500,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02.    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
The Notes (other than Affiliate Notes) shall be issued initially in the form of one or more Global Notes; provided, that Affiliate Notes shall be issued initially in the form of one or more Physical Notes. Physical Notes so issued will be registered in such names and authorized in such denominations as a Holder shall request, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the additional requirements of Section 2.05(c)(v) with respect to any Affiliate Note, upon the written request of any Holder, subject to the Notes meeting the eligibility requirements of the Depositary, any of such Holder’s Physical Notes may be exchanged for a beneficial interest in a Global Note, which shall (a) be assigned a restricted or unrestricted CUSIP number, as applicable, (b) be registered in the name of the Depositary, (c) bear the legend required on a Global Note set forth in Exhibit A hereto and (d) be deposited on behalf of such Holder with the Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note or Physical Note, as applicable, shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and, in the case of a Global Note, that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.    Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall give notice of the proposed payment of such Defaulted Amounts and the special record date therefor to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so given, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile, .pdf attachment or other electronically transmitted signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder, other than delivery of an Officer’s Certificate and Opinion of Counsel pursuant to Section 18.05.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.05.    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing. Physical Notes must be surrendered to the Trustee prior to any transfer or exchange.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with ARTICLE 15 or (iii) any Notes selected for redemption in accordance with ARTICLE 16, except the unredeemed portion of any Note being redeemed in part.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)    To the extent, and for so long as, any Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.05(c)(iii) all Notes (other than Affiliate Notes, if any, which shall initially issued as Physical Notes) may be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
(i)    Until the date (the “Resale Restriction Termination Date”) that is the later of (1) (x) with respect to the any Notes outstanding as of the date of this Indenture, March 2, 2024 or such shorter period of time as permitted by Rule 144 or any successor provision thereto or (y) with respect to any Additional Notes issued after the date of this Indenture, the date that is one year after the last date of original issuance of such Additional Notes or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF NANTHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) THE DATE ON WHICH THE SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER WITHOUT COMPLIANCE WITH ANY CURRENT INFORMATION REQUIREMENT CONTAINED THEREIN AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    OUTSIDE THE UNITED STATES, THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
(ii)    Notwithstanding clause (i) above, each Affiliate Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act in a transaction that results in such security or underlying securities, as the case may be, no longer being “restricted securities” (as defined in Rule 144 under the Securities Act), or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF NANTHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    OUTSIDE THE UNITED STATES, THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR A BENEFICIAL INTEREST HEREIN UNLESS PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH SECURITY OR COMMON STOCK, AS THE CASE MAY BE, NO LONGER BEING A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).
No transfer of any Affiliate Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
(iii)    Any Note (or security issued in exchange or substitution therefor) (A) as to which such restrictions on transfer shall have expired in accordance with their terms, (B) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or (C) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes as a Physical Note or a Global Note, in either case, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (A) through (E) of Section 2.05(c)(i), and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Company shall complete any exchange process for the removal of a restrictive legend required by this Section 2.05(c) in accordance with the applicable procedures of the Depositary.
(iv)    Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (A) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (B) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (A) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (C) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (C), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (A) or (B), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(v)    After the Resale Restriction Termination Date, the Holder of an Affiliate Note may exchange such Note for a beneficial interest in a Global Note or transfer such Affiliate Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note only if the Trustee receives: (A) a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Trustee, (B) a certificate from such Holder certifying as follows: (1) in the case of a proposed exchange, such Holder (x) is not an Affiliate of the Company and has not been an Affiliate of the Company during the three immediately preceding months, and (y) one year has elapsed since the later of the date the Affiliate Notes were acquired from the Company or from an Affiliate of the Company, or (2) in the case of a proposed transfer, such representations as are necessary to establish (x) that such Holder’s proposed transfer of the Affiliate Note satisfies all applicable requirements set forth in Rule 144 under the Securities Act or (y) that such Holder’s proposed transfer of Affiliate Notes was effected pursuant to an effective registration statement covering the resale of such Affiliate Note, (C) an Opinion of Counsel in form and substance reasonably satisfactory to the Company to the effect that such proposed exchange or transfer is in compliance with the safe harbor contained in Rule 144 under the Securities Act and that the restrictions on transfer contained on such Affiliate Note are no longer required in order to maintain compliance with such safe harbor or that such transfer was effected pursuant to an effective registration statement covering the sale of such Affiliate Note, and (D) written instructions directing the Trustee to make, or to direct the Note Registrar to make, an adjustment to its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase. Upon such transfer, and following delivery of an Officer’s Certificate from the Company and an Opinion of Counsel, then the Trustee shall cancel such Physical Note and cause, or direct the Note Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Registrar, the aggregate principal amount of the Physical Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so cancelled. The Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order, an Officer’s Certificate and an Opinion of Counsel, a new Global Note in the appropriate principal amount.
(d)    Common Stock Legend.
(i)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF NANTHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) THE DATE ON WHICH THE SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER WITHOUT COMPLIANCE WITH ANY CURRENT INFORMATION REQUIREMENT CONTAINED THEREIN AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    OUTSIDE THE UNITED STATES, THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (E) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(ii)    Notwithstanding clause (i) above, any stock certificate representing Common Stock issued upon conversion of an Affiliate Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act in a transaction that results in such Common Stock no longer being a “restricted security” (as defined in Rule 144 under the Securities Act), or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF NANTHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    OUTSIDE THE UNITED STATES, THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (E) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR A BENEFICIAL INTEREST HEREIN UNLESS PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH SECURITY NO LONGER BEING A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).
(iii)    Any such Common Stock (A) as to which such restrictions on transfer shall have expired in accordance with their terms, (B) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or (C) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).
(e)    Except as expressly set forth in Sections 2.05(c) and 2.05(d) with respect to Affiliate Notes (and shares of Common Stock issuable upon conversion or exchange thereof), any Note or Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the immediately preceding three months) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
(f)    Notwithstanding anything herein to the contrary, the Company may refuse to register any transfer of the Notes (or any shares of Common Stock issuable upon conversion thereof) not made in accordance with the provisions of Regulation S of the Securities Act (§§ 230.901 through 230.905)), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if foreign law prevents the Company from refusing to register securities transfers, the Notes (or any shares of Common Stock issuable upon conversion thereof) include the restrictive legends required by Section 2.05(c) and Section 2.05(d) to prevent any transfer of the Notes (or any shares of Common Stock issuable upon conversion thereof) not made in accordance with the provisions of this Regulation S of the Securities Act.
(g)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners or holders of any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.
(h)    Neither the Trustee nor the Trustee in its capacity as Conversion Agent or Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.06.    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or for redemption or is about to be converted in accordance with ARTICLE 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion, redemption or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07.    Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.08.    Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any of the Company’s agents, Subsidiaries or Affiliates, to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures, and, except as expressly permitted by the provisions of this Indenture in the case of Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.
Section 2.09.    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10.    Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, but only if not prohibited by ARTICLE 4 of this Indenture, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 18.05, as the Trustee shall reasonably request.

In addition, the Company may, to the extent permitted by law and not prohibited by ARTICLE 4 of this Indenture, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, with or without notice to Holders, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their cancellation.
ARTICLE 3
Satisfaction And Discharge
Section 3.01.    Satisfaction and Discharge. This Indenture, the Notes and the Notes Security Documents shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee and the Notes Collateral Agent, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, the Notes and the Notes Security Documents, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, Redemption Date, any Repurchase Event Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the rights, indemnities and immunities of the Trustee and the Notes Collateral Agent under this Indenture and the Notes Security Documents shall survive.
ARTICLE 4
Particular Covenants Of The Company
Section 4.01.    Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02.    Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or delivered to the Corporate Trust Office or the office or agency of the Trustee in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration or transfer.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered.
Section 4.03.    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04.    Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify in writing the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)    Subject to applicable abandoned property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years (or as of any common law escheatment date) after such principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.
(e)    Upon any Event of Default pursuant to Section 6.01(h) or (i), the Trustee shall automatically be the Paying Agent, if the Trustee is not the Paying Agent at such time.
(f)    In the event that the Paying Agent receives funds in advance of any due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company.
Section 4.05.    Existence. Subject to ARTICLE 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.06.    Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of the Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell the Notes or any shares of Common Stock issuable upon conversion of the Notes in accordance with Rule 144A, as such rule may be amended from time to time.
(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Notwithstanding anything to the contrary, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or have received, confidential treatment with the Commission.
(c)    Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(d)    With respect to the Notes (other than Affiliate Notes), if, at any time during the six-month period beginning on, and including, the date that such Notes may be offered, sold, pledged or otherwise transferred pursuant to Rule 144 assuming satisfaction of the current public information requirement contained therein, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the immediately preceding three months (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes (other than Affiliate Notes). Such Additional Interest shall accrue on the Notes (other than Affiliate Notes) at the rate of 0.50% per annum of the principal amount of the Notes outstanding (other than Affiliate Notes) for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the immediately preceding three months) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(e)    If, and for so long as, the restrictive legend on the Notes (other than Affiliate Notes) specified in Section 2.05(c) has not been removed, the Notes (other than Affiliate Notes) are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the immediately preceding three months (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 5th day after March 2, 2024, the Company shall pay Additional Interest on the Notes (other than Affiliate Notes) at a rate equal to 0.50% per annum of the principal amount of Notes (other than Affiliate Notes) outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes (other than Affiliate Notes) are assigned an unrestricted CUSIP and the Notes are freely tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the immediately preceding three months) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes.
(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(g)    Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to comply with its obligations pursuant to Section 4.06(d), together with any Additional Interest payable at the Company’s election pursuant to Section 6.03 as the remedy for an Event of Default relating to its failure to comply with its obligations as set forth in Section 4.06(b), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
(h)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify the Company’s calculation of Additional Interest. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 4.07.    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08.    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default, Event of Default or other failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each Default, Event of Default or other such failure and the nature thereof.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09.    Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 4.10.    Limitations on Affiliate Debt.
(a)    For so long as at least $25,000,000 principal amount of Notes are outstanding, the Company shall not, nor shall the Company permit any of its existing or future Subsidiaries to, create, assume or incur any Affiliate Debt; provided, however, that the Company may, and may permit any of its existing and future Subsidiaries to, incur Affiliate Debt if:
(i)    no Default or Event of Default shall have occurred and be continuing at the time of such incurrence or would occur as a consequence of such incurrence;
(ii)    such Indebtedness is unsecured and, by its terms, is expressly subordinated to the Notes pursuant to Acceptable Subordination Terms; and
(iii)    no principal of such Indebtedness is scheduled to mature (or subject to mandatory repurchase or put rights) earlier than the date that is 181 days after the Maturity Date.
(b)    For so long as at least $25,000,000 principal amount of Notes are outstanding, the Company shall not, nor shall the Company permit any of its existing or future Subsidiaries to prepay any Affiliate Debt; provided that the Company may convert, or exchange, any Affiliate Debt into or for shares of Common Stock or other junior securities and cash in lieu of fractional shares.
This Section 4.10 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof.
Section 4.11.    Limitations on Liens. The Company shall not, nor shall the Company permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):
(a)    Liens on the Collateral securing Indebtedness permitted under Section 4.12(a);
(b)    Liens existing on the date of this Indenture and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby to the extent constituting Indebtedness is not increased except as contemplated by Section 4.12(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 4.12(b);
(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or the Subsidiary, as applicable, in accordance with GAAP;
(d)    statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, supplier’s, laborer’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted; provided adequate reserves with respect thereto are maintained on the books of the Company or the Subsidiary, as applicable;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts (including with suppliers) and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, including reimbursement and indemnification obligations, incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;
(h)    Liens on the Collateral securing Indebtedness permitted under Section 4.12(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;
(i)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or the Subsidiary, as applicable, in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(j)    Liens arising out of judgments or awards not resulting in an Event of Default; provided the Company or the Subsidiary, as applicable, shall in good faith be prosecuting an appeal or proceedings for review;
(k)    any interest or title of a lessor, licensor, sublicensor or sublessor under any lease, license, sublicense or sublease entered into by the Company or the Subsidiary, as applicable, in the ordinary course of business, consistent with past practice and covering only the assets so leased, licensed, sublicensed or subleased;
(l)    Liens on property of a Person existing at the time of a Permitted Acquisition or such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such Permitted Acquisition or merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 4.12(f);
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n)    Liens securing the Notes and the Subsidiary Guarantees; and
(o)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $250,000.
Section 4.12.    Limitations on Indebtedness. The Company shall not, nor shall the Company permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for the following:
(a)    Indebtedness outstanding under the Credit Agreement Documents in an aggregate principal amount at any time outstanding not to exceed $22,500,000 and any Permitted Refinancing thereof;
(b)    Indebtedness outstanding on the date of this Indenture, other than the Notes and other than Indebtedness outstanding under the Credit Agreement, and any Permitted Refinancing thereof;
(c)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 4.11(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,500,000;
(d)    unsecured Indebtedness of the Company or a Subsidiary of the Company owed to the Company or a Subsidiary of the Company, which Indebtedness shall (i) to the extent in an amount in excess of $1,000,000 in the aggregate, be evidenced by promissory notes which shall be pledged to the Notes Collateral Agent as Collateral for the Notes Secured Obligations in accordance with the terms of the Notes Security Agreements and (ii) be otherwise permitted under the provisions of Section 4.13 (“Intercompany Debt”);

(e)    Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any other Subsidiary Guarantor;
(f)    Indebtedness of any Person that becomes a Subsidiary of the Company after the date of this Indenture in a transaction permitted under this Indenture in an aggregate principal amount not to exceed $750,000; provided that such Indebtedness is existing at the time such Person becomes a Subsidiary of the Company and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company;
(g)    Past Due Accounts Payable not to exceed $250,000 at any one time outstanding; provided that any Indebtedness in respect of Past Due Accounts Payable shall only be permitted pursuant to this Section 4.12(g);
(h)    Indebtedness of any Subsidiary that is not a Subsidiary Guarantor not to exceed $250,000 at any one time outstanding;
(i)    obligations under corporate credit cards, netting services and similar services incurred in the ordinary course of business;
(j)    Indebtedness evidenced by the Notes in an aggregate principal amount at any time outstanding not to exceed $137,500,000;
(k)    other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding;
(l)    letters of credit outstanding in favor of suppliers and landlords in an amount at any one time outstanding not to exceed $1,000,000, including any Permitted Refinancing thereof; and
(m)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business in a principal amount not to exceed at any time the amount of insurance premiums to be paid by the Company and its Subsidiaries.
Section 4.13.    Limitations on Investments. The Company shall not, nor shall the Company permit any of its Subsidiaries to, make or hold any Investments, except for the following:
(a)    Investments held by the Company and its Subsidiaries in the form of cash or Cash Equivalents, bank deposits in the ordinary course of business, negotiable instruments deposited in the ordinary course of business;
(b)    advances made in connection with the purchase of goods or services in the ordinary course of business;
(c)    (i) Investments by the Company and its Subsidiaries in their respective Subsidiaries outstanding on the date of this Indenture, (ii) additional Investments by the Company and its Subsidiaries in the Company or any Subsidiary Guarantor, (iii) additional Investments by Subsidiaries of the Company that are not Subsidiary Guarantors in other Subsidiaries that are not Subsidiary Guarantors and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Company and the Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors in an aggregate amount invested after the date of this Indenture not to exceed $250,000;
(d)    Guarantees permitted by Section 4.12 and Liens permitted by Section 4.11 to the extent constituting an Investment;
(e)    Permitted Acquisitions, and Investments held by the target of any Permitted Acquisition (other than of CFCs and Subsidiaries held directly or indirectly by a CFC which Investments are covered by Section 4.13(c)(iv));
(f)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Company or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Company’s Board of Directors; provided, however, that the aggregate amount of all such Investments shall not exceed $2,000,000 at any time outstanding;
(g)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;
(h)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(i)    Investments by the Company in Subsidiaries that are not Subsidiary Guarantors for payments of employee salaries and rent of such Subsidiaries, in each case in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 in any calendar month; provided that for the calendar month of April 2023, this amount shall not exceed $1,700,000; and
(j)    other Investments in an aggregate principal amount not to exceed $250,000 at any time outstanding.
Notwithstanding any provision of this Indenture or any Notes Security Document to the contrary, the Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Investment using or consisting of any of the Specified Assets.
Section 4.14.    Limitations on Fundamental Changes. The Company shall not, nor shall the Company permit any of its Subsidiaries to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom and subject to compliance with ARTICLE 11:
(a)    any Subsidiary may merge, dissolve or liquidate into or consolidate with (i) the Company; provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, such Subsidiary Guarantor shall be the continuing or surviving Person;
(b)    the Company and the Subsidiary Guarantors may Dispose of any of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary Guarantor;
(c)    any Subsidiary that is not a Subsidiary Guarantor may dispose any of its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Subsidiary Guarantor or (ii) to the Company or a Subsidiary Guarantor;
(d)    in connection with any Permitted Acquisition, any Subsidiary of the Company may merge, dissolve or liquidate into or consolidate with any other Person (other than the Company) or permit any other Person (other than the Company) to merge, liquidate or dissolve into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Company and (ii) in the case of any such merger, dissolution, liquidation or consolidation to which any Subsidiary Guarantor is a party, such Subsidiary Guarantor is the surviving Person; and
(e)    so long as no Default has occurred and is continuing or would result therefrom, each of the Company and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger or consolidation to which the Company is a party, the Company is the surviving Person and (ii) in the case of any such merger or consolidation to which any Subsidiary Guarantor is a party, such Subsidiary Guarantor is the surviving Person.
Section 4.15.    Limitations on Dispositions. The Company shall not, nor shall the Company permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Permitted Transfers;
(b)    Dispositions of obsolete, surplus, damaged or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(c)    Dispositions of equipment or real property for Fair Market Value to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    non-exclusive licenses, non-exclusive sublicenses, leases or subleases for Fair Market Value granted to third parties in the ordinary course of business and consistent with past practice; and Liens permitted under Section 4.11(k);
(e)    the lapse, abandonment or other dispositions of intellectual property, in the ordinary course of business and consistent with past practice, that is, in the reasonable good faith judgment of the Company, no longer economically practicable or commercially desirable to maintain or necessary for the conduct of the business of the Company and its Subsidiaries;
(f)    Dispositions permitted by Section 4.11, Section 4.13, Section 4.14 or Section 4.16;
(g)    the sale or issuance of Capital Stock (i) of the Company to any Person and (ii) of any Subsidiary of the Company to the Company or any Subsidiary Guarantor; and
(h)    other Dispositions for Fair Market Value so long as (x) at least seventy-five percent (75%) of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of such Disposition, (y) such transaction does not involve the sale or other Disposition of a minority Equity Interest in any Subsidiary and (z) except with respect to any Disposition of all or a portion of the NaviNet Business, the aggregate net book value of all of the assets sold or otherwise Disposed of by the Company and its Subsidiaries pursuant to this Section 4.15(h) shall not exceed $1,000,000 for all such transactions in any fiscal year of the Company.
Notwithstanding any provision of this Indenture or any Notes Security Document to the contrary, the Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Disposition of any of the Specified Assets (other than (i) any non-exclusive license to a Person that is not an Affiliate in the ordinary course of business and (ii) a Disposition of all or a portion of the NaviNet Business to the extent permitted by Section 4.15(h)).
Section 4.16.    Limitations on Restricted Payments. The Company shall not, nor shall the Company permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    a Subsidiary may make Restricted Payments to any Person that owns Capital Stock in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Company and a Subsidiary may declare and make dividend payments or other distributions payable solely in common Capital Stock of such Person;
(c)    payments to redeem or otherwise acquire existing stock of the Company so long as any consideration used to make such payments is delivered solely from the issuance of new Capital Stock by the Company after the date of this Indenture;
(d)    the Company may make de minimis payments of cash in lieu of fractional shares;
(e)    the Company may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof;
(f)    so long as no Default has occurred and is continuing or would occur or result from such Restricted Payment, any purchase, redemption, retirement or other acquisition of Capital Stock of the Company held by consultants, agents, officers, directors and employees or former consultants, agents, officers, directors or employees (or their transferees, estates, or beneficiaries under their estates) of the Company and its Subsidiaries not to exceed $500,000 in the aggregate;
(g)    cashless repurchases of Capital Stock of Company deemed to occur upon exercises of options and warrants or the settlement or vesting of other equity awards if such Capital Stock represent a portion of the exercise price of such options or warrants or similar equity incentive awards; and

(h)    the Company may acquire (or withhold) its respective Capital Stock pursuant to any employee equity option or grant or similar plan to pay withholding taxes for which Company is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof) and Company may make deemed repurchases in connection with the exercise of equity options or grants.
Notwithstanding any provision of this Indenture or any Notes Security Document to the contrary, the Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment using, or in the form of, any of the Specified Assets.
Section 4.17.    Limitations on Change in Nature of Business. The Company shall not, nor shall the Company permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date of this Indenture or any business substantially related or incidental thereto. Without limitation of the foregoing, neither the Company nor any of its Subsidiaries will become a “passive foreign investment company” as such term is defined in Section 1297 of the Code.
Section 4.18.    Limitations on Transactions with Affiliates. The Company shall not, and shall the Company permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person (each, an “Affiliate Transaction”) other than (a) advances of working capital to the Company or a Subsidiary Guarantor, (b) transfers of cash and assets to the Company or a Subsidiary Guarantor, (c) intercompany transactions expressly permitted by this Indenture, (d) reasonable compensation and reimbursement of expenses of officers and directors, (e) Affiliate Transactions in existence on the date of this Indenture, (f) transactions pursuant to the Shared Services Agreements; provided that (i) the aggregate consideration payable by the Company and its Subsidiaries during any fiscal year shall not exceed $420,000 and (ii) such transactions shall be permitted only if not otherwise prohibited by this Indenture, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate; provided that for purposes of this clause (g), for any such Affiliate Transaction involving aggregate consideration in excess of $5,000,000 (i) other than for any financing that is provided by an Affiliate to the Company or its Subsidiaries and not secured by a Lien on Collateral that is senior to or pari passu with the Lien securing the Notes Obligations, a fairness opinion shall have been provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction (with a copy thereof made available to the Holders upon their request) and (ii) 100% of the aggregate consideration payable to the Company and its Subsidiaries with respect to such Affiliate Transaction shall be paid in cash or Cash Equivalents; provided further that notwithstanding the foregoing, the Company shall not, nor shall the Company permit any of its Subsidiaries to, directly or indirectly, enter into any Affiliate Transaction with respect to any of the Specified Assets unless (x) a fairness opinion shall have been provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction (with a copy thereof made available to the Holders upon their request) and (y) 100% of the aggregate consideration payable to the Company and its Subsidiaries with respect to such Affiliate Transaction shall be paid in cash or Cash Equivalents. Other than amounts under the Shared Services Agreements, the Notes and the Credit Agreement, the aggregate consideration payable by the Company and its Subsidiaries pursuant to all Affiliate Transactions during any fiscal year shall not exceed $10,500,000.
Section 4.19.    Restrictions on Burdensome Agreements. The Company shall not, and shall the Company permit any of its Subsidiaries to, enter into, or permit to exist, any Contractual Obligation (except for the Credit Agreement) that (a) encumbers or restricts the ability of any Subsidiary Guarantor to (i) to provide a guarantee of the Notes; (ii) make Restricted Payments to the Company or any Subsidiary Guarantor, (iii) pay any Indebtedness or other obligation owed to Company or any Subsidiary Guarantor, (iv) make loans or advances to Company or any Subsidiary Guarantor, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, except, in the case of any of the foregoing, for (A) any document or instrument governing Indebtedness incurred pursuant to Section 4.12(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (B) any Permitted Lien, (C) customary restrictions and conditions contained in any agreement related to a disposition permitted by the Indenture and the Notes Security Documents, or in any merger or acquisition agreement, (D) applicable laws, or (E) customary provisions in contracts prohibiting or restricting assignment or (b) requires the grant of any Lien on property or securities for any obligation if a Lien on such property is given as security for the Notes Obligations.

Section 4.20.    Limitations on Amendments of Organization Documents. The Company shall not, and shall the Company permit any of its Subsidiaries to, amend any of its Organization Documents in a manner materially adverse to the Holders (including, without limitation, with respect to any of the matters for which the consent of each Holder affected would be required pursuant to Section 10.02 were such amendment to be made instead to the terms of this Indenture or the Notes)
Section 4.21.    Limitations on Sale and Leaseback Transactions. The Company shall not, and shall the Company permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction.
Section 4.22.    Limitations on Payment of Indebtedness. The Company shall not, and shall the Company permit any of its Subsidiaries to, prepay, redeem, purchase, pay, defease or otherwise satisfy any Indebtedness prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), except (a) the prepayment of the obligations under the Credit Agreement or this Indenture and the Notes (including payments due upon a Repurchase Event and payment and/or delivery, as the case may be, of consideration due upon conversion of the Notes, to the extent permitted under Section 4.16) and (b) regularly scheduled or required repayments or redemptions of Indebtedness outstanding on the date of this Indenture.
Section 4.23.    Limitations on Amendment of Indebtedness. The Company shall not, and shall the Company permit any of its Subsidiaries to:
(a)    amend, modify or change in any manner any term or condition of any the Shared Services Agreements or any Affiliate Debt existing on the date of this Indenture or, in each case, any Permitted Refinancing of the Indebtedness referred to therein or give any consent, waiver or approval thereunder; provided that any Affiliate Debt existing on the date of this Indenture may be amended or modified, subject to Section 4.10, to extend the amortization or maturity of the Indebtedness evidenced thereby, reduce the interest rate thereon, or otherwise amend or modify the terms thereof so long as the terms of any such amendment or modification are no more restrictive on the Company and its Subsidiaries than the terms of such documents as in effect on the date of the Indenture; or
(b)    amend, modify or change in any manner any term or condition of any Indebtedness (other than Indebtedness arising under the Credit Agreement or this Indenture and the Notes) if such amendment or modification would add or change any terms in a manner adverse to the Company or any of its Subsidiaries, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.
Section 4.24.    Future Subsidiary Guarantors.
(a)    The Grantors shall cause each of their Material Subsidiaries (other than any CFC or any direct or indirect Subsidiary of a CFC) whether newly formed, after acquired or otherwise existing (within thirty (30) days after such Subsidiary is formed or acquired or becomes a Material Subsidiary or ceases to qualify as a CFC or a direct or indirect Subsidiary of a CFC) to become a Subsidiary Guarantor hereunder by way of execution of and delivery to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto; provided, however, no Foreign Subsidiary shall be required to become a Subsidiary Guarantor to the extent such Subsidiary Guarantee would result in a material adverse tax consequence for the Company.
(b)    Notwithstanding any provision of this Indenture or any Notes Security Document to the contrary, unless otherwise agreed in writing by the Company, (i) no more than 65% of the Voting Stock in any CFC that is a direct (first-tier) Subsidiary of a Grantor shall be directly or indirectly pledged or similarly hypothecated to guarantee or support any obligation of the Company (aggregating all arrangements that result in a direct or indirect pledge of such stock), (ii) for the avoidance of doubt, no stock of any Subsidiary of a CFC shall be directly or indirectly pledged or similarly hypothecated to guarantee or support any obligation of the Company (aggregating all arrangements that result in a direct or indirect pledge of such stock), (iii) no CFC (or any Subsidiary of a CFC) shall guarantee or support any obligation of the Company, and (iv) no security or similar interest shall be granted in the assets of any CFC (or any Subsidiary of a CFC), which security or similar interest guarantees or supports any obligation of the Company. The parties hereto and each Holder agree that any pledge, guaranty or security or similar interest made or granted in contravention of this paragraph shall be void ab initio.
Section 4.25.    After-Acquired Collateral.

(a)    If any Subsidiary of any Grantor becomes a Subsidiary Guarantor after the date hereof pursuant to Section 4.24, such Subsidiary shall cause the Collateral Requirement to be satisfied with respect to such Subsidiary (within thirty (30) days after such Subsidiary is formed or acquired or becomes a Material Subsidiary or ceases to qualify as a CFC or a direct or indirect Subsidiary of a CFC).
(b)    Each of the Grantors hereby covenants and agrees that on the date hereof and thereafter until the Maturity Date, such Grantor shall, and shall cause each of its Subsidiaries to promptly upon delivery to the collateral agent under the Credit Agreement or upon request by the Notes Collateral Agent, or any Holder through the Notes Collateral Agent with respect to the comparable documents thereunder (i) correct any material defect or error that may be discovered in any Notes Security Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as is necessary in order to (A) carry out more effectively the purposes of the Notes Security Documents, (B) to the fullest extent permitted by applicable Law, subject any Grantor’s properties, assets, rights or interests that constitute (or are intended to constitute) Collateral to the Liens now or hereafter intended to be covered by any of the Notes Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Notes Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Notes Secured Parties the rights granted or now or hereafter intended to be granted to the Notes Secured Parties under any Notes Security Document or under any other instrument executed in connection with this Indenture or any Notes Security Document.
Section 4.26.    No Impairment of Security Interests. Except as otherwise permitted under this Indenture, the Intercreditor Agreement and the Notes Security Documents, none of the Company nor any of the Subsidiary Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
Section 5.01.    Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Paying Agent, semi-annually, not more than 15 days after each April 1 and October 1 in each year beginning with October 1, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02.    Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
Defaults and Remedies
Section 6.01.    Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty days;
(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for five Business Days;
(d)    failure by the Company to issue a Repurchase Event Company Notice in accordance with Section 15.02(c);
(e)    failure by the Company to comply with its obligations under ARTICLE 11;
(f)    failure by the Company to comply with its obligations under any of (i) Section 4.06, Section 4.08, Section 4.10 through Section 4.23, and such failure continues for thirty days, or (ii) Section 4.05;
(g)    failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements (not specified in (a), (b), (c), (d), (e) or (f) above) contained in the Notes or this Indenture;
(h)    default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days determined in accordance with Section 8.04;
(i)    the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(j)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;
(k)    a Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof), and such Default continues for 10 Business Days, or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes (except as contemplated by the terms thereof);
(l)    any material provision of any Notes Security Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Notes Obligations, ceases to be in full force and effect; or any Grantor contests in any manner the validity or enforceability of any provision of any Notes Security Document; or any Grantor denies that it has any or further liability or obligation under any provision of any Notes Security Document, or purports to revoke, terminate or rescind any provision of any Notes Security Document or it is or becomes unlawful for a Grantor to perform any of its obligations under the Notes Security Documents;
(m)    any Notes Security Document after delivery thereof pursuant to the terms of this Indenture or the Notes Security Documents shall for any reason cease to create a valid and perfected second priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Grantor shall assert the invalidity of such Liens; or
(n)    any representation, warranty, certification or statement of fact made or deemed to be made by or on behalf of the Company or any Subsidiary Guarantor in this Indenture, the Notes, any other Notes Documents or in any other document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made.
Section 6.02.    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding (or the Required Holders, if so required in accordance with Section 6.09(b)(iv)), by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.
Section 6.03.    Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90-day period on which such Event of Default is continuing and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day from the 91st day until the 180th day following the occurrence of such an Event of Default. Subject to the last paragraph of this Section 6.03, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In no event shall Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to its failure to comply with its obligations under Section 4.06(b) as set forth in this Section 6.03, together with any interest that may accrue as a result of the Company’s failure to comply with its obligations as described in Section 4.06(d), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The Trustee shall not have any duty to verify the Company’s calculation of Additional Interest.
Section 6.04.    Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under the Bankruptcy Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and the Notes Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and the Notes Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Notes Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and the Notes Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05.    Application of Monies Collected by Trustee. Subject to the Intercreditor Agreement, any monies or property collected by the Trustee pursuant to this ARTICLE 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee (in any capacity hereunder) and the Notes Collateral Agent under this Indenture and the Notes Security Documents;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Repurchase Event Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Repurchase Event Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Repurchase Event Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and Fourth, to the payment of the remainder, if any, to the Company.
Section 6.06.    Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Repurchase Event Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no written direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Repurchase Event Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07.    Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08.    Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this ARTICLE 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this ARTICLE 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.09.    Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is in conflict with law, this Indenture, is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price or Repurchase Event Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (iii) a default in respect of a covenant or provision hereof which under ARTICLE 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected and (iv) any past Default or Event of Default hereunder arising under Section 6.01(f), Section 6.01(k), Section 6.01(l), Section 6.01(m) or Section 6.01(n) may not be waived on behalf of the Holders of all the Notes without the consent of the Required Holders. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10.    Notice of Defaults. The Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register (or, in the case of Global Notes, pursuant to the customary procedures of the Depositary) notice of all Defaults actually known to a Responsible Officer within 90 days after it occurs, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.11.    Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Repurchase Event Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of ARTICLE 14.
ARTICLE 7
Concerning the Trustee
Section 7.01.    Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction; provided further that, notwithstanding anything to the contrary in this Article 7, in the event an Event of Default specified in Section 6.01(f), Section 6.01(k), Section 6.01(l), Section 6.01(m) or Section 6.01(n) has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, solely to the extent directed by the Required Holders; provided further that the Trustee shall not exercise any right or remedy (or direct the Notes Collateral Agent to exercise any right or remedy) requiring the written instructions of the Required Holders under Sections 6, 7, 8 and 9 of the Notes Security Agreement unless so directed by the Required Holders. Prior to taking any action hereunder at the Company’s instruction, the Trustee shall be entitled to indemnification by the Company satisfactory to the Trustee against any loss, liability or expense caused by taking or not taking such action.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;
(g)    other than as provided in Section 4.04(e), in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(h)    References to the Trustee in Sections 7.02, 7.03, 7.04, 7.06, 7.09 and 7.11 shall include the Trustee in its role as Paying Agent, Registrar, Conversion Agent, Custodian and transfer agent hereunder and the Notes Collateral Agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
Section 7.02.    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties; and
(g)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.
Section 7.03.    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 7.04.    Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.
Section 7.05.    Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 7.06.    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any of its capacities under this Indenture, from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, employees, agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07.    Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08.    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 7.09.    Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by giving notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)    In case at any time any of the following shall occur:
(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10.    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall give or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.
Section 7.11.    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12.    Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
Section 7.13.    Limitation of Duty of Trustee with Respect to Collateral.
(a)    Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property held for the benefit of third parties and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or Notes Collateral Agent in good faith.
(b)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or the Notes Security Documents by the Company, any Subsidiary Guarantor, or any collateral agent.
ARTICLE 8
Concerning the Holders
Section 8.01.    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of ARTICLE 9, or (c)(l) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02.    Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03.    Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
Section 8.04.    Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such

Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05.    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
Section 9.01.    Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this ARTICLE 9 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of ARTICLE 6;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of ARTICLE 7;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02.    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be given to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be given to the Company. Such notices shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03.    Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.
Section 9.04.    Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05.    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06.    Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07.    No Delay of Rights by Meeting. Nothing contained in this ARTICLE 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.
ARTICLE 10
Amendments, Supplements and Waivers
Section 10.01.    Amendments Without Consent of Holders. The Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent, at the Company’s expense, may from time to time and at any time amend or supplement this Indenture, the Notes Security Documents and the Intercreditor Agreement for one or more of the following purposes:
(a)    to cure any ambiguity, omission, defect or inconsistency;
(b)    to provide for the assumption by a Successor Person of the obligations of the Company or a Subsidiary Guarantor under the Notes and this Indenture pursuant to ARTICLE 11;

(c)    to add guarantees with respect to the Notes;
(d)    to provide for the issuance of additional Notes;
(e)    to add to the covenants or Events of Default of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor under this Indenture;
(f)    to make any change that does not adversely affect the rights of any Holder in any material respect;
(g)    in connection with any Common Stock Change Event, subject to the provisions of Section 14.02, to provide that the Notes are convertible into Reference Property and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;
(h)    comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;
(i)    to appoint a successor trustee with respect to the Notes;
(j)    to irrevocably elect or eliminate one of the Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount
(k)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Notes Collateral Agent or other representative for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Notes Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Notes Security Documents or the Intercreditor Agreement;
(l)    to add parties to any Notes Security Documents or any amendment to the Intercreditor Agreement that adds additional creditors permitted to become a party thereto as contemplated under the terms of this Indenture and the Intercreditor Agreement;
(m)    to provide for the succession of any parties to the Notes Security Documents or the Intercreditor Agreement (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreement that is not prohibited by this Indenture;
(n)    to enter into any amendment to the Intercreditor Agreement that is necessary to permit the Company or the Subsidiary Guarantors to take any action that is not otherwise prohibited by the terms of this Indenture;
(o)    to release any Collateral from the Liens of the Notes Security Documents in accordance with the terms of this Indenture, the Intercreditor Agreement or Notes Security Documents; or
(p)    to permit additional Indebtedness to be secured by the Collateral in accordance with the terms of this Indenture, Notes Security Documents and the Intercreditor Agreement as applicable.
Notwithstanding the foregoing, without the consent of the Required Holders, no amendment may (A) make any change in any Notes Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations or (B) change or alter the priority of the Liens securing the Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture, the Notes Security Documents or any Intercreditor Agreement then in effect.
Upon the written request of the Company and the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent are hereby authorized to join with the Company and the Subsidiary Guarantors in the execution of any such amendment of or supplement to this Indenture, the Notes Security Documents and the Intercreditor Agreement, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Notes Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any such amendment or supplement that affects their respective rights, duties or immunities under this Indenture or otherwise.
Any amendment of or supplement to this Indenture, the Notes Security Documents and the Intercreditor Agreement authorized by the provisions of this Section 10.01 may be executed by the Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02.    Amendments with Consent of Holders. With the consent (evidenced as provided in ARTICLE 8) of the Required Holders (determined in accordance with ARTICLE 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent, at the Company’s expense, may from time to time and at any time amend or supplement this Indenture, the Notes Security Documents and the Intercreditor Agreement for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of this Indenture, the Notes, any supplemental indenture, any Notes Security Document, or the Intercreditor Agreement, or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment or supplement shall:
(a)    reduce the principal amount of Notes whose Holders must consent to an amendment;
(b)    reduce the rate of or extend the stated time for payment of interest on any Note;
(c)    reduce the principal of or extend the Maturity Date of any Note;
(d)    make any change that adversely affects the conversion rights of any Notes;
(e)    reduce the Redemption Price or the Repurchase Event Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)    make any Note payable in a currency, or at a place of payment, other than that stated in the Note;
(g)    change the ranking of the Notes; or
(h)    make any change in this ARTICLE 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.
Upon the written request of the Company and the Subsidiary Guarantors, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amendment of or supplement to this Indenture, the Notes Security Documents and the Intercreditor Agreement unless such amendment or supplement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment or supplement. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall give to the Holders a notice (with a copy to the Trustee) briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.
Section 10.03.    Effect of Amendment or Supplement. Upon the execution of any amendment or supplement pursuant to the provisions of this ARTICLE 10, this Indenture, the Notes Security Documents or the Intercreditor Agreement, as applicable, shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Notes Collateral Agent, the Company, the Subsidiary Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture, the Notes Security Documents or the Intercreditor Agreement, as the case may be, for any and all purposes.
Section 10.04.    Notation on Notes. Notes authenticated and delivered after the execution of any amendment or supplement pursuant to the provisions of this ARTICLE 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and Company, to any modification contained in any such amendment or supplement may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.09) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.05.    Evidence of Compliance of Amendment or Supplement to Be Furnished to the Trustee and the Notes Collateral Agent. In addition to the documents required by Section 18.05, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment or supplement executed pursuant hereto complies with the requirements of this ARTICLE 10, is permitted or authorized by this Indenture and, solely with respect to the Officer’s Certificate, the Notes Security Documents and the Intercreditor Agreement, and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with such amendment’s or supplement’s terms.
ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
Section 11.01.    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company to, another Person, unless:
(a)    Either (i) the Company is the Person surviving such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person who acquires by conveyance or transfer or which leases all or substantially all of the Company’s assets (the “Successor Person”), shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and in the case where there is a Successor Person, such Successor Person shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture;
(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;
(c)    to the extent any assets of the Person which is merged, consolidated or amalgamated with or into such Company are assets of the type which would constitute Collateral under the Notes Security Documents, such Person or the Successor Person will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Notes Security Documents in the manner and to the extent required in this Indenture or the applicable Notes Security Documents and shall take all reasonably necessary action so that such Lien in perfected to the extent required by the applicable Notes Security Documents; and
(d)    in such transaction where there is a Successor Person other than the Company, the Company and the Successor Person shall have delivered to the Trustee the Officer’s Certificate and an Opinion of Counsel provided for in Section 11.03.
For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02.    Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Person shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this ARTICLE 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this ARTICLE 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.
In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 11.03.    Opinion of Counsel to Be Given to Trustee and the Notes Collateral Agent. If the Successor Person is not the Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee and the Notes Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel certifying that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture or any additional Notes Documents are required in connection with such transaction, such supplemental indenture or additional Notes Documents, comply with the provisions of this Indenture and that the supplemental indenture or additional Notes Documents are the valid, binding obligations of the Successor Person, enforceable against such Successor Person in accordance with its terms, such Opinion of Counsel to be subject to customary exceptions.
Section 11.04.    Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms; Successor Guarantor. A Subsidiary Guarantor shall not consolidate with or merge with or into any other Person (other than the Company) or convey, transfer or lease all or substantially all of its properties and assets to any Person (other than the Company), in a single transaction or in a series of related transactions, unless:
(a)    either (i) such Subsidiary Guarantor shall be the continuing Person or (ii) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Subsidiary Guarantor (the “Successor Guarantor”), shall be organized or incorporated and validly existing under the laws of the United States of America, any State thereof or the District of Columbia
(b)    the Successor Guarantor shall expressly assume, by an indenture supplemental hereto, in form satisfactory to the Trustee, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor under the Notes, such Subsidiary Guarantor’s Subsidiary Guarantee and this Indenture;
(c)    where there is a Successor Guarantor, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(d)    to the extent any assets of the Person which is merged, consolidated or amalgamated with or into such Subsidiary Guarantor are assets of the type which would constitute Collateral under the Notes Security Documents, such Subsidiary Guarantor or the Successor Guarantor will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Notes Security Documents in the manner and to the extent required in this Indenture or the applicable Notes Security Documents and shall take all reasonably necessary action so that such Lien in perfected to the extent required by the applicable Notes Security Documents; and
(e)    where there is a Successor Guarantor, the Successor Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that the supplemental indenture is the valid, binding obligations of the Successor Guarantor, enforceable against such Successor Guarantor in accordance with its terms, such Opinion of Counsel to be subject to customary exceptions.
For purposes of this Section 11.04, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor to another Person, which properties and assets, if held by such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of such Subsidiary Guarantor to another Person.
In case of any consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Guarantor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of all of the obligations of the applicable Subsidiary Guarantor under the Notes, such Subsidiary Guarantor’s Subsidiary Guarantee and this Indenture, such Successor Guarantor shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of a Subsidiary Guarantor and its Subsidiaries, taken as a whole, shall be substituted for such Subsidiary Guarantor, with the same effect as if it had been named herein as the party of the first part. Such Successor Guarantor thereupon may cause to be signed, and may issue either in its own name or in the name of the applicable Subsidiary Guarantor any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Subsidiary Guarantor and delivered to the Trustee; and, upon the order of such Successor Guarantor instead of such Subsidiary Guarantor and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of such Subsidiary Guarantor to the Trustee for authentication, and any Notes that such Successor Guarantor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this ARTICLE 11 the Person named as the “Subsidiary Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this ARTICLE 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
Section 12.01.    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13
Subsidiary Guarantee
Section 13.01.    Subsidiary Guarantee. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, on a secured basis, subject to the Intercreditor Agreement, to each Holder and to the Trustee and the Notes Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder:
(i)    the full and punctual payment of principal of, premium (if any) on and interest on the Notes when the same becomes due and payable on the Maturity Date, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes; and
(ii)    the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing under (i) and (ii) of this Section 13.01(a) being hereinafter collectively called the “Guaranteed Obligations”).
(b)    Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor and that each Subsidiary Guarantor will remain bound under this ARTICLE 18 notwithstanding any extension or renewal of any Guaranteed Obligation.
(c)    Each Subsidiary Guarantor waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture. The obligations of the Subsidiary Guarantors hereunder shall not be affected by:
(i)    the failure of any Holder, the Trustee or the Notes Collateral Agent to assert any claim or demand or to enforce any right or remedy against any Subsidiary Guarantor or any other Person under this Indenture, the Notes or any other agreement or otherwise;
(ii)    any extension or renewal of any thereof;
(iii)    any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;
(iv)    the release of any security held by any Holder, the Trustee or the Notes Collateral Agent for the obligations of any of them;
(v)    the failure of any Holder, the Trustee or the Notes Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or
(vi)    except as set forth in Section 13.06, any change in the ownership of a Subsidiary Guarantor.
Each Subsidiary Guarantor further agrees that such Subsidiary Guarantor’s Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Notes Collateral Agent to any security held for payment of the Guaranteed Obligations.
Except as expressly set forth in Sections 3.01 and 18.05, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, this Indenture, the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Notes Collateral Agent to assert any claim or demand or to enforce any remedy under this

Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor further agrees that such Subsidiary Guarantor’s Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium (if any) on or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Notes Collateral Agent upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Notes Collateral Agent has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay the principal of or premium (if any) on or interest on any Guaranteed Obligation when or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Notes Collateral Agent an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders, the Trustee and the Notes Collateral Agent.
Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Notes Collateral Agent, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in ARTICLE 6 for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in ARTICLE 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purposes of this Section.
Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Notes Collateral Agent or any Holder in enforcing any rights under this ARTICLE 13.
Each payment to be made by any Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without setoff, counterclaim, reduction or diminution of any kind or nature.
Section 13.02.    Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.
Section 13.03.    Successors and Assigns. This ARTICLE 13 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee, the Notes Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Notes Collateral Agent, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 13.04.    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Notes Collateral Agent or the Holders in exercising any right, power or privilege under this ARTICLE 13 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Notes Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this ARTICLE 13 at law, in equity, by statute or otherwise.
Section 13.05.    Modification. No modification, amendment or waiver of any provision of this ARTICLE 13, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle a Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 13.06.    Release of Guarantor and Termination of Subsidiary Guarantee. If a Subsidiary Guarantor and the Company merge with each other or consolidate together in a transaction permitted by Section 11.04, then such Subsidiary Guarantor’s Subsidiary Guarantee shall automatically be terminated upon the consummation of such merger or consolidation and shall no longer have any effect from such time without any further action required on the part of the Trustee, the Notes Collateral Agent or any Holder. At the request of the Company, the Trustee and the Notes Collateral Agent shall execute and deliver such documents or instruments reasonably requested by the Company or such Guarantor evidencing such termination.
ARTICLE 14
Conversion of Notes
Section 14.01.    Conversion Privilege. Subject to and upon compliance with the provisions of this ARTICLE 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 259.8753 shares of Common Stock (subject to adjustment as provided in this ARTICLE 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).
Section 14.02.    Conversion Procedure; Settlement Upon Conversion.
(a)    Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
(i)    All conversions for which the relevant Conversion Date occurs (x) on or after January 15, 2026 or (y) during a Redemption Period, shall be settled using the same Settlement Method.
(ii)    Except for any conversions for which the relevant Conversion Date occurs during a Redemption Period and any conversions for which the relevant Conversion Date occurs on or after January 15, 2026, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)    If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice in writing to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) during a Redemption Period, in such Redemption Notice, or (y) on or after January 15, 2026, no later than January 15, 2026). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to any conversion on such Conversion Date or during such period, as the case may be, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes to be converted. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion

Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes to be converted shall be deemed to be $1,000.
(iv)    The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
(A)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;
(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 10 consecutive Trading Days during the related Observation Period; and
(C)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 10 consecutive Trading Days during the related Observation Period.
(v)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (A) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this ARTICLE 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Event Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Event Repurchase Notice in accordance with Section 15.03, in the case of Physical Notes, or through the applicable procedures of the Depositary, in the case of Global Notes.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall deliver the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
(d)    In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall work directly with its stock transfer agent to effect any delivery of Common Stock in connection with a conversion. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)    Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this ARTICLE 14.
(g)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(h)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (i) for conversions after the close of business on the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has specified a Repurchase Event Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading day immediately succeeding the corresponding Interest Payment Date; or (iv) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.
Therefore, for the avoidance of doubt, all Holders of record after the close of business on the Regular Record Date immediately preceding the Maturity Date, any Repurchase Event Repurchase Date or

Redemption Date, in each case, as described above, shall receive the full interest payment in cash due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted or redeemed following such Regular Record Date.
(i)    The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.
Section 14.03.    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or During a Redemption Period.
(a)    If a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or the Company issued a Redemption Notice pursuant to Section 16.02 and a Holder elects to convert its Notes called for redemption during the related Redemption Period, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Repurchase Event Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). For the avoidance of doubt, if the Company elects to redeem fewer than all of the outstanding Notes pursuant to ARTICLE 16, Holders of the Notes not called for redemption will not be entitled to convert such Notes on account of the Notice of Redemption and will not be entitled to an increased Conversion Rate for conversions of such Notes (on account of the Notice of Redemption) during the applicable Redemption Period.
(b)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or during a Redemption Period, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify in writing the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.
(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as the case may be, and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or the Redemption Notice Date, as applicable. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-

Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or Redemption Notice Date, as the case may be. In the event that a Conversion Date occurs during both a Redemption Period and a Make-Whole Fundamental Change Period, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or Effective Date, and the later event shall be deemed not to have occurred for purposes of this Section 14.03. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.
(d)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
(e)    The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date or Redemption Notice Date, as applicable, set forth below:

	Stock Price
Effective Date/Redemption Notice Date	$2.96	$3.40	$3.85	$4.50	$5.00	$6.50	$8.00	$10.00	$15.00	$20.00
April 27, 2021	77.9625	77.9625	66.6411	49.2661	39.5201	21.9005	12.6153	6.0729	0.4648	0.0000
April 15, 2022	77.9625	77.9625	65.4350	47.6098	37.7404	20.2366	11.2748	5.1545	0.2405	0.0000
April 15, 2023	77.9625	77.9625	62.2423	44.1142	34.2680	17.3491	9.1081	3.7724	0.0274	0.0000
April 15, 2024	77.9625	74.5686	55.6506	37.5112	28.0160	12.6478	5.8643	1.9198	0.0000	0.0000
April 15 2025	77.9625	62.0993	42.4983	25.0171	16.7014	5.3228	1.6006	0.0971	0.0000	0.0000
April 15, 2026	77.9625	34.2424	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates or Redemption Notice Dates may not be set forth in the table above, in which case:
(i)    if the Stock Price is between two Stock Prices in the table above or the Effective Date or the Redemption Notice Date, as the case may be, is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;
(ii)    if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(iii)    if the Stock Price is less than $2.96 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 337.8378 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)    Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.
Section 14.04.    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination or a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and
OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) rights issued under a stockholder rights plan (except as otherwise provided in Section 14.11), (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iv) distributions of Reference Property issued in exchange for Common Stock in a Common Stock Change Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire the Company’s Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or other business units, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that if there is no last reported sale price of the Capital Stock or similar equity interest distributed to holders of Common Stock on such Ex-Dividend Date, the Valuation Period shall be the first ten consecutive Trading Day period after, and including the first date such Last Reported Sale Price is available; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, subject to the immediately succeeding sentence, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period. If the distribution constituting the Spin-Off is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would be in effect if such distribution had not been declared.
For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to April 27, 2021, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.
Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than odd-lot tender offers), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Conversion Date in determining the conversion rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, subject to the immediately succeeding sentence, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 14.04(e) to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the Company is obligated to purchase shares of the Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.
(f)    Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if: (i) a Conversion Rate adjustment for any event becomes effective on any Ex-Dividend Date; (ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement; (iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related Record Date; and (iv) the Holder would be treated, on such Record Date, as the record holder of such shares of Common Stock based on a Conversion Rate that is adjusted for such event on such basis, then, such Conversion Rate adjustment will not be given effect for such conversion (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement). Instead, such Holder shall be treated as if such Holder were, as of such Record Date, the record owner of such shares of Common Stock on an unadjusted basis and will participate in such event.
(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall give to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(i)    Notwithstanding anything to the contrary in this ARTICLE 14, the Conversion Rate shall not be adjusted:
(i)    upon the issuance of Common Stock at a price below the Conversion Price or otherwise (other than any such issuance described in Section 14.04(a), (b) or (c));
(ii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(iii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iv)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v)    for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in Section 14.04(e)
(vi)    upon the repurchase of any shares of the Common Stock pursuant to an open-market share purchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the kind described in Section 14.04(e);
(vii)    solely for a change in the par value of the Common Stock; or
(viii)    for accrued and unpaid interest, if any.
(j)    All calculations and other determinations under this ARTICLE 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Conversion Rate otherwise required pursuant to clause (a), (b), (c), (d) or (e) of this Section 14.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any trading day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; and (iv) January 15, 2026.
(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall give such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(l)    For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Section 14.05.    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a redemption pursuant to ARTICLE 16), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate as provided under Section 14.02 where the Ex-Dividend Date, Effective Date, effective time or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made without duplication of any adjustment made pursuant to the provision set forth under Section 14.04.
Section 14.06.    Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).
Section 14.07.    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),
(ii)    any consolidation, merger, combination or similar transaction involving the Company,
(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, shares, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event”), then, at and after the effective time of such Common Stock Change Event, the Company or the successor or acquiring corporation, as the case may be, will execute a supplemental indenture with the Trustee, providing that the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares, shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Common Stock Change Event and, prior to or at the effective time of such Common Stock Change Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Common Stock Change Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Common Stock Change Event, (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property and (IV) the conditions to conversion specified in Section 14.04(c)(i), (ii), (iii), and (iv) shall be determined as if each reference to a share of Common Stock were instead to a unit of Reference Property.
If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on or before the second Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
The supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this ARTICLE 14. If, in the case of any Common Stock Change Event, the Reference Property includes shares of stock, securities or other property or assets of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Common Stock Change Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change ARTICLE 15, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
(b)    When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Common Stock Change Event.
(d)    The above provisions of this Section shall similarly apply to successive Common Stock Change Events.
Section 14.08.    Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)    The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(c)    The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
Section 14.09.    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.10.    Notice to Holders Prior to Certain Actions. In case of any:
(a)    action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;
(b)    Common Stock Change Event; or
(c)    voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall promptly file with the Trustee and the Conversion Agent (if other than the Trustee) and to be given to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Common Stock Change Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Common Stock Change Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Common Stock Change Event, dissolution, liquidation or winding-up.
Whenever the Conversion Rate is adjusted pursuant to Section 14.04 or Section 14.11, the Company shall promptly file with the Trustee and the Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. In the absence of an Officer’s Certificate being filed with the Trustee and the Conversion Agent (if other than the Trustee), the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
Section 14.11.    Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 14.12.    Exchange in Lieu of Conversion. Notwithstanding anything herein to the contrary, when a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Business Day following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to timely deliver, in exchange for such Notes, the cash, shares of Common Stock or combination of cash and shares of Common Stock that would otherwise be due upon conversion pursuant to Section 14.02 due upon conversion (the “Conversion Consideration”), all as provided in this ARTICLE 14. If the Company makes an Exchange Election, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall notify the designated financial institution of the Settlement Method the Company has elected with respect to such conversion and the relevant deadline for delivery of the Conversion Consideration.
Any Notes exchanged by the designated financial institution shall remain outstanding, subject to the applicable procedures of the Depositary. If the designated financial institution agrees to accept any Notes for exchange but does not timely deliver the Conversion Consideration, or if such designated financial institution does not accept the Notes for exchange, the Company shall deliver the Conversion Consideration due upon conversion to the converting Holder at the time and in the manner provided in this ARTICLE 14 as if the Company had not made an Exchange Election.

The Company’s designation of a financial institution to which Notes may be submitted for exchange does not require such financial institution to accept any Notes, in which case the notes shall be converted in the manner provided in this ARTICLE 14. The Company may, but is not obligated to, pay any consideration to, or otherwise enter into any agreement with, any designated financial institution(s) for or with respect to such designation.
Section 14.13.    Beneficial Ownership Limitations. (a) Notwithstanding anything to the contrary in this Indenture, no Holder (other than an Affiliated Entity) will be entitled to receive shares of Common Stock upon conversion of Notes, and no conversion of Notes shall take place, to the extent (but only to the extent) that such receipt (or conversion) would cause such Holder and its affiliates (as defined in Rule 12b-2 under the Exchange Act) and associates (as defined in Rule 12b-2 under the Exchange Act), in each case together with any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) to beneficially own shares in excess of the Beneficial Ownership Limitations. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of any Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unexchanged principal amount of Notes beneficially owned by the Holder, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other persons whose beneficial ownership would be aggregated with any of the foregoing Person for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company subject to a limitation on exercise, conversion or exchange analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other persons whose beneficial ownership would be aggregated with any of the foregoing Person for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member). Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any purported delivery of shares of Common Stock upon conversion of the Notes held by any converting Holder (other than an Affiliated Entity) shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such converting Holder exceeding the Beneficial Ownership Limitations in violation of this Section 14.13. Solely for the purpose of this Section 14.13, in the case of Global Notes, “Holder” shall mean a person that holds a beneficial interest in the Notes and not the Depository or its nominee. For the avoidance of doubt, the limitations set forth in this Section 14.13 shall not apply with respect to Notes held by an Affiliated Entity.
(b)    To the extent that the limitation contained in this Section 14.13 applies, the determination of whether any Notes are convertible (in relation to other securities beneficially owned by the Holder) and of which principal amount of such Notes are convertible shall be in the sole discretion of the Holder, and, unless otherwise indicated in connection with the Notice of Conversion, the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether any Notes may be converted (in relation to other securities beneficially owned by the Holder) and which principal amount such Notes are convertible, in each case subject to the Beneficial Ownership Limitations. To ensure compliance with this restriction, unless otherwise indicated in connection with the Notice of Conversion, the Holder shall be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 14.13 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(c)    For purposes of this Section 14.13, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent to such Holder setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise, conversion or exchange of securities of the Company, including the Notes, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

(d)    The “General Beneficial Ownership Limitation” shall be 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exchange of any Notes held by the Holder. Any Holder, upon written notice to the Company, may elect a beneficial ownership limit as to such Holder (but not as to any other Holder) (such limit, a “Holder Beneficial Ownership Limitation” and together with the General Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”) that is less than or equal to the then-applicable General Beneficial Ownership Limitation. Any Holder Beneficial Ownership Limitation will be effective as of the date specified in such notice, which shall not be earlier than (i) the date such notice is delivered to the Company in the event such notice decreases the Beneficial Ownership Limitations applicable to such Holder, and (ii) 61 days after the date such notice is delivered to the Company in all other cases.
(e)    Any Notes surrendered for conversion for which shares of Common Stock are not delivered due to the Beneficial Ownership Limitations shall not be extinguished and, such Holder may either:
(i)    request return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request; or
(ii)    certify to the Company that the person (or persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Beneficial Ownership Limitations, after which the Company shall cause to be delivered any such shares of Common Stock withheld on account of such applicable Beneficial Ownership Limitations by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no person shall be deemed to be the shareholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Beneficial Ownership Limitations. Upon delivery of such notice, the provisions under Section 14.02 shall apply to the shares of Common Stock to be delivered pursuant to such notice.
(f)    Neither the Trustee nor the Conversion Agent shall have any duty to monitor Beneficial Ownership Limitations or to monitor the Company’s or any Holder’s compliance with this Section 14.13.
ARTICLE 15
Repurchase of Notes at Option of Holders
Section 15.01.    [Intentionally Omitted].
Section 15.02.    Repurchase at Option of Holders Upon a Repurchase Event. (a) If a Repurchase Event occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof (such amount, the “Repurchase Amount”) that is equal to minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Repurchase Event Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Repurchase Event Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Repurchase Event Repurchase Date (the “Repurchase Event Repurchase Price”), unless the Repurchase Event Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Repurchase Event Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this ARTICLE 15. Notwithstanding the immediately preceding sentence, in the case of a Repurchase Event resulting from a Software Disposition Event, the Repurchase Amount for each Holder shall be reduced by an amount equal to (x) the aggregate principal amount of Loans (as such term is defined in the Credit Agreement) prepaid pursuant to Section 2.5(b)(i) of the Credit Agreement as a result of such Software Disposition Event multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of Notes held by such Holder at such time and the denominator of which is the aggregate principal amount of all Notes then outstanding. The Repurchase Event Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after April 27, 2021.

(b)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Event Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Event Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Event Repurchase Price therefor.
The Repurchase Event Repurchase Notice in respect of any Notes to be repurchased shall state:
(iii)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(iv)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(v)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Repurchase Event Repurchase Notice must comply with applicable Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Event Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Repurchase Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Event Repurchase Notice or written notice of withdrawal thereof.
(c)    On or before the 20th calendar day after the occurrence of the effective date of a Repurchase Event, as applicable, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Repurchase Event Company Notice”) of the occurrence of the effective date of the Repurchase Event and of the repurchase right at the option of the Holders arising as a result thereof; provided that, if a Repurchase Event Company Notice required by this Section 15.02(c) is triggered solely by the occurrence of a Delisting Event, such Repurchase Event Company Notice shall be delivered by the later of (x) August 2, 2023 and (y) the 20th calendar day after the occurrence of such Delisting Event. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Repurchase Event Company Notice shall specify:
(i)    the events causing the Repurchase Event;
(ii)    the date of the Repurchase Event;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this ARTICLE 15;
(iv)    the Repurchase Event Repurchase Price;

(v)    the Repurchase Event Repurchase Date;
(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
(viii)    that the Notes with respect to which a Repurchase Event Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Event Repurchase Notice in accordance with the terms of this Indenture; and
(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.
At the Company’s request given at least five (5) Business Days prior to the date such notice is required to be sent to Holders (or such shorter time as agreed by the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Repurchase Event Company Notice shall be prepared by the Company.
(d)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Repurchase Event if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Event Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Event Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.03.    Withdrawal of Repurchase Event Repurchase Notice. (a) A Repurchase Event Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,
(ii)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)    the principal amount, if any, of such Note that remains subject to the original Repurchase Event Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with applicable procedures of the Depositary.
Section 15.04.    Deposit of Repurchase Event Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Repurchase Event Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Event Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date) will be made on the later of (i) the Repurchase Event Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Event Repurchase Price.
(b)    If by 11:00 a.m. New York City time, on the Repurchase Event Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Event Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Event Repurchase Price and, if applicable, accrued and unpaid interest).
(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 15.05.    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Repurchase Event Repurchase Notice, the Company will, if required:
(a)    comply with the provisions of the tender offer rules under the Exchange Act;
(b)    file a Schedule TO or any other required schedule under the Exchange Act; and
(c)    otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this ARTICLE 15 to be exercised in the time and in the manner specified in this ARTICLE 15.
ARTICLE 16
Optional Redemption
Section 16.01.    Optional Redemption. The Notes shall not be redeemable by the Company prior to April 20, 2024. On or after April 20, 2024, the Company may redeem (an “Optional Redemption”), if not otherwise prohibited by this Indenture, for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding, the date on which the Company provides the Redemption Notice in accordance with Section 16.02.
Section 16.02.    Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 15 nor more than 35 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day. The Company may not specify a

Redemption Date that falls on or after the 11th Scheduled Trading Day immediately preceding the Maturity Date.
(b)    The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
(c)    Each Redemption Notice shall specify:
(i)    the Redemption Date;
(ii)    the Redemption Price;
(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(iv)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(v)    that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date unless the Company defaults in the payment of the Redemption Price (in which case a Holder may surrender their Notes for conversion until the Redemption Price has been paid or duly provided for);
(vi)    the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;
(vii)    the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;
(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes;
(ix)    in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or an integral multiple thereof.
(d)    A Redemption Notice shall be irrevocable. An Optional Redemption may not be conditional.
(e)    If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, by lot on a pro rata basis or by another method the Trustee deems to be appropriate and fair. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.
Section 16.03.    Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)    Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 16.04.    Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
ARTICLE 17
Collateral
Section 17.01.    Security Documents.
(a)    Subject to the Collateral Requirement, the due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Notes Obligations, under this Indenture, the Notes and the Notes Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Notes Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note, and the Trustee, for the benefit of the Holders, hereby appoints U.S. Bank Trust Company, National Association as the initial Notes Collateral Agent, and the Notes Collateral Agent is hereby authorized and directed to execute and deliver this Indenture, the Notes Security Documents and the Intercreditor Agreement. The Trustee, the Company and the Subsidiary Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the security interest in the Collateral for the benefit of itself, the Notes Secured Parties and the Trustee and pursuant to the terms of this Indenture, the Notes Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Note, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Notes Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Notes Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Collateral Requirement, the Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Notes Security Documents to which the Notes Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section, to provide to the Notes Collateral Agent the security interest in the Collateral contemplated hereby and/or by the Notes Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the Collateral Requirement, the Company shall, and shall cause the Subsidiary Guarantors to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant jurisdiction)) required to cause the Notes Security Documents to create and maintain, as security for the Notes Obligations of the Grantors to the Notes Secured Parties, a valid and enforceable perfected second-priority Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Notes Security Documents), in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties subject to no Liens other than Permitted Liens.
(b)    Notwithstanding any provision hereof to the contrary, the provisions of this Article are qualified in their entirety by the Collateral Requirement and neither the Company nor any other Grantor shall be required pursuant to this Indenture or any Notes Security Document to take any action that would be inconsistent with the Collateral Requirement.
Section 17.02.    Release of Collateral. Each of the Trustee and the Holders hereby authorizes the Notes Collateral Agent to release any Collateral or any Subsidiary Guarantor that is permitted to be sold or released pursuant to the terms of this Indenture and the Notes Security Documents. Each of the Trustee and the Holders hereby authorizes the Notes Collateral Agent to execute and deliver to the Company, at the Company’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Company in connection with (a) the satisfaction and discharge of this Indenture or (b) any sale or other Disposition of property to the extent such sale or other Disposition is authorized by the terms of this Indenture and the Notes Security Documents, as evidenced in an Officer’s Certificate delivered to the Notes Collateral Agent; provided that, prior to the satisfaction and discharge of this Indenture, the Liens on any Collateral securing the Notes Obligations shall not be released upon a sale, transfer or other Disposition of such Collateral to any Person that is, or that is required to be, in each case at the time of such sale, transfer or other Disposition, and after giving effect thereto, a Grantor (but in each case disregarding the grace period provided for in Section 4.24). Upon the request of the Company, in connection with any transaction otherwise permitted by this Indenture and the Notes Security Documents, the Notes Collateral Agent is authorized to release Collateral that is Disposed of to any Person (other than to a Person that is, or that is required to be, in each case at the time of such Disposition, and after giving effect thereto, a Grantor (but in each case disregarding the grace period provided for in Section 4.24), or to any Person that ceases to be a Subsidiary of the Company at the time of such Disposition, and after giving effect thereto.
Section 17.03.    Suits to Protect Collateral. Subject to this Indenture and the Security Documents and the Intercreditor Agreement, including Section 6.02 of this Indenture, the Trustee, without the consent of the Holders, on behalf of the Holders, if an Event of Default has occurred and is continuing, may or may instruct the Notes Collateral Agent in writing to take all actions it reasonably determines are necessary in order to enforce any of the terms of the Notes Security Documents and collect and receive any and all amounts payable in respect of the Notes Obligations hereunder. Subject to the provisions of the Notes Security Documents and the Intercreditor Agreement, if applicable, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Notes Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 17.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
Section 17.04.    Authorization of Receipt of Funds by the Trustee. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Notes Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 17.05.    Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee, nor shall any purchaser or other transferee of any property, asset or rights permitted by this ARTICLE 17 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.
Section 17.06.    Powers Exercisable by the Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this ARTICLE 17 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any Officer or Officers thereof required by the provisions of this this ARTICLE 17; and if the Trustee or Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or Notes Collateral Agent, as applicable.
Section 17.07.    Matters Relating to the Notes Collateral Agent.
(a)    The Company and each Subsidiary Guarantor, and each of the Holders by acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Notes Security Document and the Intercreditor Agreement and each of the Company and the Subsidiary Guarantors directs and authorizes, and each of the Holders by acceptance of the Notes hereby irrevocably authorizes, the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Notes Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Notes Security Documents and the

Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Notes Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 17.07. The provisions of this Section 17.07 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders nor any of the Company or any Subsidiary Guarantor shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and/or the applicable Notes Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Notes Security Documents and the Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Notes Security Documents or the Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Notes Collateral Agent may perform any of its duties under this Indenture, the Notes Security Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith. Neither the Notes Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Notes Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Notes Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Notes Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Notes Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. The Notes Collateral Agent nor any of its respective Related Persons shall not be under any obligation to the Trustee or any Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Notes Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(c)    The Notes Collateral Agent shall be entitled (in the absence of bad faith) to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and/or other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Notes Security Document, the Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Notes Security Documents or the Intercreditor Agreement unless it shall first receive such written advice or concurrence of the Trustee or the Holders of the majority of aggregate principal amount of the Notes or the Required Holders, to the extent required pursuant to Section 10.02 or Sections 6, 7, 8 or 9 of the Notes Security Agreement, as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected from claims by any Holders in acting, or in refraining from acting, under this Indenture, the Notes Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the requisite Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(d)    The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with ARTICLE 6, the Holders of the majority of aggregate principal amount of the Notes or the Required Holders, to the extent required pursuant to Section 10.02 or Sections 6, 7, 8 or 9 of the Notes Security Agreement (in each case subject to this Section 17.07).
(e)    The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 17.07 (and Section 7.06) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.
(f)    The Company and Subsidiary Guarantors, and each of the Holders by its acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby authorizes the Trustee and the Notes Collateral Agent, respectively, to appoint co-collateral agents, sub-agents and other additional collateral agents (and, in each case, appointment of such person shall be reflected in documentation, which the Trustee and the Notes Collateral Agent are hereby authorized to enter into) as the Notes Collateral Agent deems necessary or appropriate. Except as otherwise explicitly provided herein or in the Notes Security Documents or the Intercreditor Agreement, no collateral agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of their respective officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(g)    The Notes Collateral Agent is authorized and directed to (i) enter into the Notes Security Documents to which it is party, whether executed on or after the date hereof, (ii) enter into a supplement or joinder to the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Notes Security Documents or the Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Notes Security Documents or the Intercreditor Agreement and (v) perform and observe its obligations under the Notes Security Documents and the Intercreditor Agreement. Whether or not expressly provided therein, when entering into and performing under any other Notes Document, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under this Indenture.

(h)    If applicable, the Notes Collateral Agent is the Trustee’s and each Holder’s agent for the purpose of perfecting the Holders’ and the Trustee’s security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.
(i)    The Notes Collateral Agent shall not have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Notes Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Notes Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the requisite Holders or as otherwise provided in the Notes Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, no Notes Collateral Agent shall have any other duty or liability whatsoever to the Trustee or any Holders or any other Notes Collateral Agent as to any of the foregoing.
(j)    If the Company or any Subsidiary Guarantor incurs any obligations in respect of first-priority obligations that is permitted by the terms of this Indenture at any time when neither the Intercreditor Agreement nor any other intercreditor agreement in respect of such first-priority obligations is in effect or at any time when Indebtedness constituting first-priority obligations entitled to the benefit of such Intercreditor Agreement or other intercreditor agreement is concurrently retired, or incurs any other obligations permitted hereunder and required to be subject to an intercreditor agreement, subject to the second paragraph of Section 10.01, the Notes Collateral Agent and the Trustee (as applicable) are hereby authorized and directed to enter into such intercreditor agreement (at the sole expense and cost of the Company, including reasonable and documented legal fees and expenses of the Notes Collateral Agent and Trustee incurred in connection therewith), and bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(k)    If the Company or any Subsidiary Guarantor incurs any obligations in respect of Indebtedness on which a junior lien on the Collateral is to be granted that is permitted by the terms of this Indenture, subject to the second paragraph of Section 10.01, the Notes Collateral Agent and the Trustee (as applicable) are hereby authorized and directed to enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent and Trustee) and bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(l)    No provision of this Indenture or the Intercreditor Agreement or any Notes Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have first received security or indemnity satisfactory to the Notes Collateral Agent against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Notes Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the Mortgages or take any such other action if the Notes Collateral Agent has determined that it may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this Section if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(m)    The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Notes Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent (a) shall be held uninvested without liability for interest, unless otherwise agreed in writing, (b) shall be held in a non-interest bearing trust account and (c) shall not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.
(n)    Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(o)    The Notes Collateral Agent assumes no responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreement or the Notes Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Notes Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement or any Notes Security Document of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under this Indenture, the Intercreditor Agreement or any Notes Security Document. The Notes Collateral Agent shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement, the Credit Agreement or any Notes Security Document, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement or any Notes Security Document. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement or any Notes Security Document unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, the Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Notes Documents.
(p)    The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, any Notes Security Document or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Notes Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Notes Collateral Agent is required to acquire title to an asset pursuant to this Indenture which in the Notes Collateral Agent’s reasonable discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Notes Collateral Agent reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent hereunder or arrange for the transfer of the title or control of the asset to a court-appointed receiver.
(q)    Upon the receipt by the Notes Collateral Agent of an Officer’s Certificate, the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Notes Security Document to be executed after the date hereof that is permitted to be entered into pursuant to this Indenture or the Notes Security Documents. Such Officer’s Certificate shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to this Section 17.07(q), and (ii) instruct the Notes Collateral Agent to execute and enter into such Notes Security Document and such Officer’s Certificate shall state that such Notes Security Document is permitted to be entered into pursuant to this Indenture. Any such execution of a Notes Security Document shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent (if any) to the execution and delivery of the applicable Notes Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Notes Security Documents.
(r)    Subject to the provisions of the applicable Notes Security Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreement and the Notes Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder and thereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall not be required to exercise discretion under this Indenture, the Intercreditor Agreement or the Notes Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Notes Security Document or the Intercreditor Agreement.
(s)    If an Event of Default has occurred and is continuing, the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Notes Security Documents or the Intercreditor Agreement.
(t)    The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Notes Security Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.05 and the other provisions of this Indenture.
(u)    Subject to the terms of the Notes Security Documents and the Intercreditor Agreement, in each case that the Notes Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Notes Collateral Agent may seek direction from the requisite Holders. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the requisite Holders. Subject to the terms of the Notes Security Documents and the Intercreditor Agreement, if the Notes Collateral Agent shall request direction from the requisite Holders with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the requisite Holders, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(v)    Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant jurisdiction), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Notes Security Documents or the security interests or Liens intended to be created thereby.
(w)    Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company, the Subsidiary Guarantors or the Trustee, it may require an Officer’s

Certificate. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.
(x)    Notwithstanding anything to the contrary contained herein, except as otherwise expressly provided for otherwise herein or in any other Note Document, the Notes Collateral Agent shall only act pursuant to the instructions of the requisite Holders and/or the Trustee with respect to the Notes Security Documents and the Collateral.
(y)    The Company shall pay compensation to, reimburse expenses of and indemnify the Notes Collateral Agent in accordance with Section 7.06. Accordingly, the reference to the “Trustee” in Section 7.06 shall be deemed to include the reference to the Notes Collateral Agent. The obligations of the Company and Subsidiary Guarantors to compensate, reimburse and indemnify the Notes Collateral Agent in accordance with the Notes Documents shall survive the discharge of this Indenture, termination of the other Notes Documents and the resignation or removal of the Notes Collateral Agent.
ARTICLE 18
Miscellaneous Provisions
Section 18.01.    Provisions Binding on Successors. All the covenants, stipulations, promises and agreements of the Company and Subsidiary Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 18.02.    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or a Subsidiary Guarantor, as applicable, shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
Section 18.03.    Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to NantHealth, Inc., 9922 Jefferson Blvd., Culver City, CA 90232, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee or the Notes Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the applicable Corporate Trust Office or sent electronically in PDF format, whether sent by mail or electronically, upon actual receipt by the Trustee or the Notes Collateral Agent, as applicable.
The Trustee and the Notes Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication given to a Holder shall be sent electronically through the facilities of the Depositary (in the case of Holders of Global Notes) or mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 18.04.    Governing Law; Jurisdiction. THIS INDENTURE, EACH NOTE, THE NOTES SECURITY DOCUMENTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, ANY NOTE, OR ANY NOTE SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Each of the Company and each Subsidiary Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Notes Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
Each of the Company and each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 18.05.    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Notes Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee or the Notes Collateral Agent, as applicable, furnish to the Trustee or, if such action relates to a Security Document or the Intercreditor Agreement, the Notes Collateral Agent, an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
Each Officer’s Certificate or Opinion of Counsel, as the case may be, provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Notes Collateral Agent with respect to compliance with a condition provided for in this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with.
Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Indenture specifically provides that the Trustee or the Notes Collateral Agent shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Notes Collateral Agent or the Company hereunder, the Trustee and the Notes Collateral Agent shall be entitled to such Opinion of Counsel.
Section 18.06.    Legal Holidays. In any case where any Interest Payment Date, Repurchase Event Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 18.07.    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 18.08.    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 18.09.    Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall give notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 18.09 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 18.09, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Signatory
Section 18.10.    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee and the Notes Collateral Agent are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee and the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee and the Notes Collateral Agent. Any communication sent to Trustee or the Notes Collateral Agent under this Indenture that requires a signature must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee or the Notes Collateral Agent by an authorized representative of the Company). The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee and the Notes Collateral Agent, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 18.11.    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 18.12.    Waiver of Jury Trial. EACH OF THE COMPANY, EACH SUBSIDIARY GUARANTOR, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTES SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 18.13.    Force Majeure. In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Notes Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 18.14.    Calculations. The Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Redemption Price, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee). The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.
Section 18.15.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
NANTHEALTH, INC., as Company
By     /s/ Bob Petrou
Name:    Bob Petrou
Title:    General Counsel, Chief Financial Officer, Treasurer and Secretary
NaviNet, Inc., as Subsidiary Guarantor
By     /s/ Bob Petrou
Name:    Bob Petrou
Title:    Chief Financial Officer, Treasurer and Secretary
The OpenNMS Group, Inc., as Subsidiary Guarantor
By     /s/ Bob Petrou
Name:    Bob Petrou
Title:    Chief Financial Officer, Treasurer and Secretary

[Signature Page to Amended and Restated Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, as Trustee
By     /s/ Lauren Costales
Name: Lauren Costales
Title: Vice President
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent
By     /s/ Lauren Costales
Name: Lauren Costales
Title: Vice President

[Signature Page to Amended and Restated Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY (OTHER THAN AN AFFILIATE NOTE)]
[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF NANTHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) THE DATE ON WHICH THE SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER WITHOUT COMPLIANCE WITH ANY CURRENT INFORMATION REQUIREMENT CONTAINED THEREIN AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    OUTSIDE THE UNITED STATES, THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
[INCLUDE FOLLOWING LEGEND IF SECURITY IS AN AFFILIATE NOTE]
[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY
Exhibit 1

ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF NANTHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    OUTSIDE THE UNITED STATES, THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR A BENEFICIAL INTEREST HEREIN UNLESS PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH SECURITY OR COMMON STOCK, AS THE CASE MAY BE, NO LONGER BEING A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).

Exhibit 2

NANTHEALTH, INC.
4.50% Convertible Senior Secured Note due 2026
No. [____]    [Initially]1 $[_________]
CUSIP No. [________]
NantHealth, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2[________]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[________]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $137,500,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 15, 2026, and interest thereon as set forth below.
This Note shall bear interest at the rate of 4.50% per year from April 27, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 15, 2026. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing on October 15, 2021, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
1 Include if a global note.
2 Include if a global note.
3 Include if a physical note.
4 Include if a global note.
5 Include if a physical note.
Exhibit 3

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
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Exhibit 4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
NANTHEALTH, INC.
By:
Name:
Title:
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Signatory

Exhibit 5

[FORM OF REVERSE OF NOTE]
NANTHEALTH, INC.
4.50% Convertible Senior Secured Note due 2026
This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Convertible Senior Secured Notes due 2026 (the “Notes”), initially limited to the aggregate principal amount of $137,500,000 all issued or to be issued under and pursuant to an Indenture dated as of April 27, 2021 (the “Indenture”), between the Company, the Subsidiary Guarantors (as defined in the Indenture) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank Trust Company, National Association, as collateral agent (the “Notes Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Notes Collateral Agent, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. This Note is guaranteed by the Subsidiary Guarantors, as set forth in the Indenture.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Repurchase Event Repurchase Price on the Repurchase Event Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price, the Repurchase Event Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or shares of Common Stock, as the case may be, herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes shall be redeemable at the Company’s option on or after April 20, 2024, in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes. Upon the occurrence of a Repurchase Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Event Repurchase Date at a price equal to the Repurchase Event Repurchase Price.
Exhibit 6

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
The Notes and the Subsidiary Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Notes Security Documents. The Notes Collateral Agent holds a security interest in the Collateral for the benefit of itself, the Trustee and the Holders, in each case pursuant to the Notes Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Notes Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit 7

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

Exhibit 8

SCHEDULE A6
SCHEDULE OF EXCHANGES OF NOTES
NANTHEALTH, INC.
4.50% Convertible Senior Secured Notes due 2026
The initial principal amount of this Global Note is ________ DOLLARS ($[________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.
Exhibit 9

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
NANTHEALTH, INC.
4.50% Convertible Senior Secured Notes due 2026
To:    U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
633 West 5th Street, 24th Floor
Los Angeles, CA 90071
Attention: L. Costales (NantHealth, Inc. 4.50% Convertible Senior Secured Notes due 2026)
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this document and take all action in connection with this Note required hereby.

Dated:
Signature(s)
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution (banks,
stock brokers, savings and loan associations
and credit unions) with membership in an
approved signature guarantee medallion
program pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of
Common Stock are to be issued, or Notes are
to be delivered, other than to and in the name
of the registered holder.

Exhibit 10

Fill in for registration of shares if to be issued,
and Notes if to be delivered, other than to and
in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):
$______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Exhibit 11

ATTACHMENT 2
[FORM OF REPURCHASE EVENT REPURCHASE NOTICE]
NANTHEALTH, INC.
4.50% Convertible Senior Secured Notes due 2026
To:    U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
633 West 5th Street, 24th Floor
Los Angeles, CA 9007
Attention: L. Costales (NantHealth, Inc. 4.50% Convertible Senior Secured Notes due 2026
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from NantHealth, Inc. (the “Company”) as to the occurrence of a Repurchase Event with respect to the Company and specifying the Repurchase Event Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (a) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (b) if such Repurchase Event Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Repurchase Event Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this document and take all action in connection with this Note required hereby.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all):
$______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit 12

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
NANTHEALTH, INC.
4.50% Convertible Senior Secured Notes due 2026
For value received ______________________ hereby sell(s), assign(s) and transfer(s) unto __________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
    To NantHealth, Inc. or a subsidiary thereof; or
    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
    Within the United States, pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
    Outside the United States, through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933, as amended; or
    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.
The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this document and take all action in connection with this Note required hereby.
Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor
Institution (banks, stock brokers, savings and loan
associations and credit unions) with membership in an
approved signature guarantee medallion program pursuant to
Securities and Exchange Commission Rule 17Ad-15 if Notes
are to be delivered, other than to and in the name of the
registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Exhibit 13

EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE]
[________] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [____], among NantHealth, Inc., a Delaware corporation (the “Company”), [____] (the “New Subsidiary Guarantor”), U.S. Bank Trust Company, National Association, a national banking association, as successor in interest to U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”) and U.S. Bank Trust Company, National Association, a national banking association, as collateral agent under the indenture referred to below (the “Notes Collateral Agent”).
WITNESSETH:
WHEREAS the Company, the Trustee and the Notes Collateral Agent have heretofore executed an indenture, dated as of April 27, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 4.50% Convertible Senior Secured Notes due 2026 (the “Notes”), initially in the aggregate principal amount of $137,500,000;
WHEREAS Section 4.24 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee, the Notes Collateral Agent and the Company are authorized to execute and deliver this Supplemental Indenture, without the consent of any Holder of the Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in ARTICLE 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 18.03 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Trustee and Notes Collateral Agent Make No Representation. The recitals herein contained are made by the Company and not by the Trustee or Notes Collateral Agent, and the Trustee and the Notes Collateral Agent assume no responsibility for the correctness thereof. The Trustee and the Notes Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.
NantHealth, Inc.,
as Company
By:
Name:
Title:
[__],
as New Subsidiary Guarantor
By:
Name:
Title:
U.S. Bank Trust Company, National Association, as Trustee
By:
Name:
Title:
U.S. Bank Trust Company, National Association, as Notes Collateral Agent By:
By:
Name:
Title: